UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MARSHALL & ILSLEY CORPORATION

(Name of Registrant as Specified In Its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPIES

MARSHALL & ILSLEY CORPORATION

770 North Water Street

Milwaukee, Wisconsin 53202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2007

TO THE SHAREHOLDERS OF MARSHALL & ILSLEY CORPORATION:

The 2007 Annual Meeting of Shareholders of Marshall & Ilsley Corporation (the “Company”) will be held at Discovery World at Pier Wisconsin, 500 North Harbor Drive, Milwaukee, Wisconsin, on Tuesday, April 24, 2007 at 10:00 a.m., local time, for the following purposes:

(1)	To elect six individuals to serve as directors;

(2)	To approve an amendment to the Company’s Restated Articles of Incorporation to declassify the Board of Directors;

(3)	To approve the Marshall & Ilsley Corporation Annual Executive Incentive Plan;

(4)	To ratify the appointment of Deloitte & Touche LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2007; and

(5)	To transact such other business as may properly come before the Annual Meeting, all in accordance with the accompanying Proxy Statement.

Shareholders of record at the close of business on March 1, 2007 are entitled to notice of and to vote at the Annual Meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. Therefore, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the accompanying proxy in the enclosed envelope, by a telephone vote or by voting electronically via the Internet. Instructions for telephonic voting and electronic voting via the Internet are contained on the accompanying proxy. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephonically, or what is required to vote your shares in person at the Annual Meeting.

RANDALL J. ERICKSON, Senior Vice President,

General Counsel and Secretary

March 16, 2007

PRELIMINARY COPIES

MARSHALL & ILSLEY CORPORATION

770 North Water Street

Milwaukee, Wisconsin 53202

March 16, 2007

Proxy Statement

The proxy you received is solicited by the Board of Directors of Marshall & Ilsley Corporation (the “Company” or “M&I”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on Tuesday, April 24, 2007 at Discovery World at Pier Wisconsin, 500 North Harbor Drive, Milwaukee, Wisconsin. At the Annual Meeting, the shareholders of the Company will vote on proposals (1) to elect six directors, (2) to approve an amendment to the Company’s Restated Articles of Incorporation to declassify the Board of Directors, (3) to approve the Marshall & Ilsley Corporation Annual Executive Incentive Plan and (4) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of common stock held in the name of another person, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $6,500, plus administrative costs and any reasonable out-of-pocket disbursements. The Proxy Statement and the proxy card are being sent to the Company’s shareholders commencing on or about March 16, 2007. Shareholders who have consented to electronic delivery of the Proxy Statement and the Company’s Annual Report to Shareholders will receive those documents via posting on M&I’s web site: www.micorp.com/ereports.html.

Each shareholder of record at the close of business on March 1, 2007 will be entitled to one vote for each share of common stock registered in such shareholder’s name. The Company has one class of capital stock outstanding: its $1.00 par value common stock (the “Common Stock”). As of March 1, 2007, the Company had              shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the record date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting.

Any shareholder executing and delivering his or her proxy may revoke the same at any time before it is voted by advising the Secretary of the Company in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

The Company has instituted the Dividend Reinvestment and Cash Investment Plan (the “Reinvestment Plan”) administered by Continental Stock Transfer & Trust Company, as Trustee. Under the provisions of the Reinvestment Plan, shares of Common Stock are acquired and held in nominee name by Continental Stock Transfer & Trust Company for participating shareholders. Shares so held have been separately designated on the proxy card pertaining to each participant and will be voted at the Annual Meeting in the same manner in which the participant votes those shares registered in his or her own name either by proxy or in person.

If you are a participant in the 2000 Employee Stock Purchase Plan or the M&I Retirement Program, shares held in your account have been separately designated on the proxy card and will be voted at the Annual Meeting in the same manner in which you vote those shares registered in your name either by proxy or in person. Plan shares not voted by participants will be voted by the plan administrator or trustee in accordance with the terms of the respective plan.

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 is being provided to shareholders with this Proxy Statement.

Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as a director, FOR approval of the amendment to the Company’s Restated Articles of

Incorporation to declassify the Board of Directors, FOR approval of the Marshall & Ilsley Corporation Annual Executive Incentive Plan and FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners to vote shares as to a particular matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of January 31, 2007 (unless otherwise indicated) information regarding the beneficial ownership of shares of Common Stock by each current director, each nominee for director, each named executive officer of the Company, each person believed by the Company to be a beneficial owner of more than 5% of the Common Stock, and all current directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202	16,131,087	(2)	6.3%
The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202	12,938,126	(3)	5.1%
Malcolm M. Aslin	143,760	(4)	*
Andrew N. Baur	61,616	(5)	*
Jon F. Chait	86,718	(6)	*
John W. Daniels, Jr.	17,724	(7)	*
Mark F. Furlong	541,827	(8)	*
Michael D. Hayford	212,437	(9)	*
Bruce E. Jacobs	69,497	(10)	*
Ted D. Kellner	403,718	(11)	*
Dennis J. Kuester	2,143,195	(12)	*
David J. Lubar	8,125		*
Katharine C. Lyall	57,000	(13)	*
Frank R. Martire	210,494	(14)	*
John A. Mellowes	37,578	(15)	*
Edward L. Meyer, Jr.	90,511	(16)	*
San W. Orr, Jr.	992,009	(17)	*
Robert J. O’Toole	35,911	(18)	*
Peter M. Platten, III	297,604	(19)	*
John M. Presley	509	(20)	*
John S. Shiely	49,000	(21)	*
Gregory A. Smith	21,074	(22)	*
Debra S. Waller	15,000	(23)	*
George E. Wardeberg	56,771	(24)	*
James B. Wigdale	1,694,685	(25)	*

All current directors and executive officers of the Company as a group (35 persons) own 10,130,953 shares of Common Stock or 4.0% of the total Common Stock outstanding. (26)

*less than 1%

(1)	Except as indicated below, all shares shown in the table are owned with sole voting and investment power. Includes options transferred to the employee’s immediate family or trust or partnership for the benefit thereof.

(2)

This information is based on Amendment No. 26 to Schedule 13G filed on February 14, 2007. All such shares are owned by wholly-owned subsidiaries of the Company as trustee or in other fiduciary capacities. The subsidiaries are Marshall & Ilsley Trust Company National Association (the “Trust Company”) and M&I Investment Management Corp. Of these shares, one or more of the subsidiaries has sole voting power as to 2,804,720 shares, shared voting power as to 10,847,648 shares, sole dispositive power as to 4,260,124 shares and shared dispositive power as to 11,870,963 shares. The amount and percentage of shares beneficially owned, and the amount of shares to which the Trust Company has shared voting or investment power, include 10,091,367 shares held by the Trust Company as to which the Company and the Trust Company disclaim beneficial ownership.

(3)	This information is based on Amendment No. 18 to Schedule 13G filed on February 6, 2007. Of these shares, 7,710,756 are owned directly by The Northwestern Mutual Life Insurance Company (“NML”), 73,000 are owned by investment company affiliates of NML and 5,154,370 are owned by Lydell, Inc., an indirect, wholly-owned subsidiary of NML. NML has shared voting and investment power as to all of these shares. NML has agreed to notify the Federal Reserve Board (“FRB”) prior to acquiring additional shares such that NML’s total investment in the Company would exceed 9.9% of the Company’s total outstanding Common Stock or prior to taking any other action that would trigger any rebuttable presumption of control under FRB regulations.

(4)	Includes 10,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 225 shares held by Mr. Aslin’s family as to which he disclaims beneficial ownership and 442 shares held in the Company’s deferred compensation plan for directors.

(5)	Includes 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007 and 857 shares in the Company’s deferred compensation plan for directors. Does not include 700,000 shares which are held in a family limited liability company of which Mr. Baur is a member but over which Mr. Baur has no voting or investment power.

(6)	Includes 45,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007 and 35,118 shares held in the Company’s deferred compensation plan for directors.

(7)	Includes 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007 and 2,205 shares held under the Company’s deferred compensation plan for directors.

(8)	Includes 463,150 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 465 shares held in the M&I Retirement Program and 78,212 shares held under the Company’s deferred compensation plan for executives.

(9)	Includes 189,750 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 7,950 shares of key restricted stock, 3,228 shares held in the M&I Retirement Program, and 3,858 shares held under the Company’s deferred compensation plan for executives.

(10)	Includes 30,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 2,400 shares held by Mr. Jacobs’ family as to which he disclaims beneficial ownership, and 20,363 shares held under the Company’s deferred compensation plan for directors. Of the shares of Common Stock beneficially owned by Mr. Jacobs, 8,000 shares are pledged as security.

(11)	Includes 45,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007. Includes 50,000 shares held in trust for which Mr. Kellner exercises shared voting power, 127,200 shares as to which Mr. Kellner exercises sole voting power and 8,075 shares held under the Company’s deferred compensation plan for directors. Of the shares of Common Stock beneficially owned by Mr. Kellner, 50,000 shares are pledged as security.

(12)	Includes 1,703,750 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 18,735 shares held in a donor-advised charitable foundation, 658 shares held in the M&I Retirement Program, and 92,575 shares held under the Company’s deferred compensation plan for executives.

(13)	Includes 55,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007.

(14)	Includes 177,500 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 305 shares held in the M&I Retirement Program and 29,490 shares held under the Company’s deferred compensation plan for executives.

(15)	Includes 30,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 1,200 shares held in trust as to which he disclaims beneficial ownership, and 4,378 shares held under the Company’s deferred compensation plan for directors.

(16)	Includes 45,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 3,071 shares held by Mr. Meyer’s family as to which he disclaims beneficial ownership and 12,495 shares held under the Company’s deferred compensation plan for directors.

(17)	Includes 45,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 856,187 shares held by trusts for which Mr. Orr exercises shared voting and investment power and as to which Mr. Orr disclaims beneficial ownership, and 35,124 shares held under the Company’s deferred compensation plan for directors.

(18)	Represents 30,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007 and 5,911 shares held under the Company’s deferred compensation plan for directors.

(19)	Includes 48,334 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007 and 69,959 shares held by Mr. Platten’s family as to which he disclaims beneficial ownership. Of the shares of Common Stock beneficially owned by Mr. Platten, 50,000 shares are pledged as security.

(20)	Represents 332 shares held under the Company’s deferred compensation plan for executives and 177 shares held in the M&I Retirement Program. Mr. Presley resigned his position as Senior Vice President and Chief Financial Officer of the Company as of March 24, 2006.

(21)	Includes 45,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007.

(22)	Represents 21,074 shares held under the Company’s deferred compensation plan for executives.

(23)	Represents 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007.

(24)	Represents 40,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007 and 16,771 shares held under the Company’s deferred compensation plan for directors.

(25)	Includes 1,283,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007 and 23,756 shares held by Mr. Wigdale’s family as to which he disclaims beneficial ownership.

(26)	Includes 6,007,356 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2007, 141,739 shares held in the Company’s deferred compensation plan for directors, 412,756 shares held in the Company’s deferred compensation plan for executives, 103,532 shares held in the M&I Retirement Program and 45,325 shares of restricted stock as to which the holders exercise sole voting power. Does not include shares held by Mr. Lubar or Mr. Presley.

In addition to the ownership of Company Common Stock described above, as of February 1, 2007, each of Messrs. Baur, Kuester, Orr, Presley, Shiely, and Wigdale beneficially owns a total of 28 shares of Series A Adjustable Rate Preferred Stock (the “Preferred Stock”) of M&I Zion Investment II Corporation and M&I Marshall & Ilsley Investment II Corporation, two of the Company’s subsidiaries formed as real estate investment trusts (the “M&I REIT Subsidiaries”). Mr. Kuester’s wife also owns a total of 28 shares of Preferred Stock of the M&I REIT Subsidiaries. Mr. Kuester disclaims beneficial ownership of these shares. Each such person owns less than 1% of the outstanding Preferred Stock of each of the M&I REIT Subsidiaries. All current directors and executive officers as a group beneficially own a total of 420 shares of Preferred Stock of the M&I REIT Subsidiaries, representing 1.4% of the Preferred Stock of each subsidiary. In addition, each of Messrs. Baur and Furlong beneficially owns 3 shares of preferred stock of SWB Investment II Corporation, which is also a subsidiary of the Company formed as a real estate investment trust. All current directors and executive officers as a group beneficially own a total of 13 shares of preferred stock of SWB Investment II Corporation, representing 1.4% of the preferred stock of such company.

1. ELECTION OF DIRECTORS

The Company’s Restated Articles of Incorporation currently provide that the Company’s directors are divided into three classes, designated Class I, Class II and Class III, with staggered terms of three years each. At the Annual Meeting, shareholders will elect six individuals to serve as directors. If the proposal to amend the Company’s Restated Articles of Incorporation to declassify the Board of Directors as described on page 42 is approved by the Company’s shareholders, the individuals elected will serve for one year terms expiring at the 2008 Annual Meeting and, with respect to each director, until his or her successor is elected and qualified. If the proposed amendment to the Company’s Articles of Incorporation is not approved, the individuals elected will serve as Class II directors until the Company’s 2010 Annual Meeting and, with respect to each director, until his or her successor is elected and qualified.

Each incumbent Class II director’s term expires at the 2007 Annual Meeting. Messrs. Chait, Kuester, Orr and Wardeberg and Ms. Waller are standing for re-election. Bruce E. Jacobs and Edward L. Meyer, Jr. are not standing for re-election. The Company is grateful to Messrs. Jacobs and Meyer for their years of loyal service. Mr. Kuester recommended David J. Lubar to the Nominating and Corporate Governance Committee (the “Nominating Committee”) as a candidate for director. After consideration, the Nominating Committee recommended Mr. Lubar to the full Board. The descriptions in this section provide certain information about each of the nominees for election as a director as well as each of the Company’s continuing Class III and Class I directors.

Vote Required

Directors are elected by a plurality of the votes cast by holders of the Common Stock entitled to vote at a meeting at which a quorum is present. In other words, the six nominees who receive the largest number of votes will be elected as directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no legal effect in the election of directors.

In accordance with the Company’s Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation offer to the Chairman of the Board. The Nominating Committee will promptly consider the tendered resignation offer and recommend to the Board whether to accept or reject it. The Board will act on the Nominating Committee’s recommendation no later than 90 days following the tender of the director’s resignation offer, and will disclose its decision (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation offer) within four business days following such decision. This description of the Corporate Governance Guidelines provision regarding director elections is qualified in its entirety by the full text of the Corporate Governance Guidelines, which are available on the Company’s web site at www.micorp.com.

Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.

The Board of Directors recommends a vote FOR the election of each of the individuals nominated to serve as a director.

NOMINEES STANDING FOR ELECTION

Name and Age (as of March 1, 2007)	Principal Occupation and Directorships

Class II Directors

Jon F. Chait Age 56	Chairman of the Board and Chief Executive Officer of Hudson Highland Group, Inc., formerly a division of Monster Worldwide Inc., a global provider of professional staffing, retained executive search and human capital solutions, since October 2002; Chairman of Spring Group, plc, a provider of workforce management solutions, May 2000 through June 2002 and Chief Executive Officer from May 2000 to March 2002; Chairman and Chief Executive Officer of Magenta.com, a developer of web-enabled human resource solutions, 1998 to 2000; Executive Vice President, Secretary and Director, August 1991 to July 1998, Managing Director-International Operations, 1995 to July 1998, Chief Financial Officer, August 1993 to July 1998, Manpower Inc. and Executive Vice President, September 1989 to July 1998, Manpower International Inc., a provider of temporary employment services. Also a director of Krueger International, Inc., a manufacturer of office furniture. A Director since 1990.

Dennis J. Kuester Age 64	Chairman of the Board since January 2005, Chief Executive Officer since January 2002, and President of the Company from 1987 to 2005; Chairman of the Board and Chief Executive Officer since October 2001, President from 1989 to October 2001 and Director since 1989, M&I Marshall & Ilsley Bank; Chairman of the Board and Director, Metavante Corporation; Director of Marshall & Ilsley Trust Company National Association and Milease, LLC. Also a director of the Federal Reserve Bank of Chicago, Modine Manufacturing Company, Wausau Paper Corp., Krueger International, Inc., Super Steel Products Corp., YMCA of Metropolitan Milwaukee, Froedtert Hospital, Medical College of Wisconsin and the Lynde and Harry Bradley Foundation and Chairman of the Board of Christian Stewardship Foundation. A Director since February 1994.

David J. Lubar Age 52	President of Lubar & Co. Incorporated, a private equity investment firm, since 1992. Also a director of Greater Milwaukee Foundation, Milwaukee Jewish Federation, Jewish Community Foundation, UWM Foundation, UWM Real Estate Foundation, University School of Milwaukee, Wisconsin Policy Research Institute, Metropolitan Milwaukee Association of Commerce, and Froedtert & Community Health.

Name and Age (as of March 1, 2007)	Principal Occupation and Directorships

San W. Orr, Jr. Age 65	Chairman of the Board and director of Wausau Paper Corp.; Attorney, Estates of A.P. Woodson & Family. Also a director and President of the Woodson YMCA Foundation and Nancy Woodson Spire Foundation, Inc., director of the Lynde and Harry Bradley Foundation and Chairman Emeritus of the University of Wisconsin Foundation. A Director since July 1994.

Debra S. Waller Age 50	Chairman of the Board and Chief Executive Officer of Jockey International, Inc., an undergarment manufacturer, since January 2001, formerly Vice Chairman of the Board from February 2000 to January 2001, Assistant to the President from 1995 to January 2001 and Executive Vice President from 1995 to 2000. Also a director of Church Mutual Insurance Company and Dave Thomas Foundation for Adoption, a trustee of Carthage College, and a member of the Yale Center for Faith and Culture Advisory Board. A director since April 2004.

George E. Wardeberg Age 71	Retired; Vice Chairman of the Board, Wisconsin Energy Corporation, a holding company with subsidiaries in utility and non-utility businesses, from April 2000 to May 2002; Chairman of the Board and Chief Executive Officer from 1997 to 2000, President and Chief Executive Officer from 1994 to 1997, WICOR, Inc., a holding company with subsidiaries in energy services and pump manufacturing. Also a director of Benz Oil, Inc. A Director since April 1999.

Name and Age (as of March 1, 2007)	Principal Occupation and Directorships

CONTINUING DIRECTORS
Class III Directors (terms expiring April 2008)

Malcolm M. Aslin Age 59	Director from February 1999 to April 2006, Chief Executive Officer from March 2003 to April 2006 and President and Chief Operating Officer from February 1999 to April 2006 of Gold Banc Corporation, Inc.; President and Principal Executive Officer from December 2001 to February 2006 and Trustee from December 2001 to December 2005, Gold Banc Funds; Chairman of the Board from October 1995 until February 1999 of Western National Bank and Unison Bancorporation, Inc. in Lenexa, Kansas; Chairman and Managing Director from October 1995 until February 1999 of CompuNet Engineering, L.L.C., a Lenexa, Kansas computer services business; President from May 1994 until May 1995 of Langley Optical Company, Inc., a wholesale optical laboratory located in Lenexa, Kansas. Also a director of ACT Teleconferencing, Inc. and Labconco Corporation. A director since April 2006.

Andrew N. Baur Age 62	Chairman of the Board of Southwest Bank of St. Louis, a wholly-owned subsidiary of the Company, since October 2002; Chairman of the Board and Chief Executive Officer of Mississippi Valley Bancshares, Inc., a bank holding company, and its subsidiary, Southwest Bank of St. Louis, from 1984 to September 2002. Also a director of Bakers Footwear Group, Inc., Wausau Paper Corp., Orgill, Inc. and St. Louis Cardinals, L.P. A Director since October 2002.

John W. Daniels, Jr. Age 58	Partner and Executive Committee member, Quarles & Brady, L.L.P., a law firm, from 1981 to present. Chairman of the Board of North Milwaukee State Bank, 1997 to April 2005. National President, American College of Real Estate Lawyers. Also a director of V&J Foods, Inc. (and affiliates controlled by V&J Foods, Inc.), Metropolitan Milwaukee Association of Commerce, Greater Milwaukee Foundation, NISH Institute for Leadership, Performance and Development, Wisconsin United for Health Foundation, Inc., Greater Milwaukee Committee and Ralph Evinrude Foundation. A Director since April 2005.

John A. Mellowes Age 68	Chairman and Chief Executive Officer since 1980 of Charter Manufacturing Company, Inc., a producer of bar, rod, wire and wire parts for the auto industry and other industries. Also a director of Grede Foundries, Inc., Twin Disc, Inc., YMCA of Metropolitan Milwaukee and Junior Achievement of Wisconsin, Inc., and a member of the Board of Regents of the Milwaukee School of Engineering. A Director since April 2002.

Name and Age (as of March 1, 2007)	Principal Occupation and Directorships

Robert J. O’Toole Age 66	Retired; Chairman of the Board and Chief Executive Officer from April 1992 to December 2005 and President and Chief Executive Officer from 1989 to 1992, and President and Chief Operating Officer from 1986 to 1989, A.O. Smith Corporation, a manufacturer of electric motors and water systems technologies. Also a director of A.O. Smith Corporation, Briggs & Stratton Corporation and Factory Mutual Insurance Company. A Director since April 2002.

John S. Shiely Age 54	Chairman of the Board since January 2003, President and Chief Executive Officer since 2001, President and Chief Operating Officer from 1994 to 2001, Executive Vice President-Administration from 1991 to 1994, Briggs & Stratton Corporation, a manufacturer of gasoline engines for outdoor power equipment. Also a director of Quad/Graphics Inc., Cleveland Rock and Roll, Inc. (corporate board of the Rock and Roll Hall of Fame and Museum) and The Scotts Miracle-Gro Company; Chairman of the Board of Children’s Hospital and Health System, Inc. and the Board of Trustees of the Medical College of Wisconsin. A Director since April 1999.
Class I Directors (terms expiring April 2009)

Mark F. Furlong Age 49	President since April 2005, Executive Vice President from January 2002 to April 2005, Senior Vice President from April 2001 to January 2002, and Chief Financial Officer from April 2001 to October 2004; Director and President of M&I Marshall & Ilsley Bank since July 2004; Director, Vice President and Treasurer of M&I Capital Markets Group, L.L.C. and M&I Ventures L.L.C.; Director of Metavante Corporation, Marshall & Ilsley Trust Company National Association, M&I Bank Mayville, M&I Equipment Finance Company, and Milease, LLC; Senior Vice President of Southwest Bank of St. Louis; Executive Vice President and Chief Financial Officer of Old Kent Financial Corporation from 1998 to 2001; First Vice President/Director of Corporate Development/Commercial Banking of H.F. Ahmanson & Co. from 1992 to 1998. Also a director of Kforce Inc. and Wisconsin Manufacturers & Commerce. A director since April 2006.

Ted D. Kellner Age 60	Chairman and Chief Executive Officer of Fiduciary Management, Inc., an investment management firm, since 1980. Also a director of American Family Mutual Insurance Company and Kelben Foundation, Inc. A Director since April 2000.

Name and Age (as of March 1, 2007)	Principal Occupation and Directorships

Katharine C. Lyall Age 65	Retired; President of the University of Wisconsin System from 1992 to September 2004. Also a director of Carnegie Foundation for the Advancement of Teaching, United Way of Dane County (Wisconsin), Council for Aid to Education and Wisconsin Public Television. A Director since December 1997.

Peter M. Platten, III Age 67	Retired; Vice Chairman of the Board of the Company from May 1994 to May 1997; Former President and Chief Executive Officer, January 1989 to May 1994, Valley Bancorporation, a bank holding company; Director since 1980 and Corporate Secretary since May 1985 of Green Bay Packers, Inc. A Director since May 1994.

James B. Wigdale Age 70	Retired; Chairman of the Board of the Company from December 1992 to December 2004, Chief Executive Officer of the Company from October 1992 to December 2001, Vice Chairman of the Board of the Company from December 1988 to December 1992; Chairman of the Board, January 1989 to October 2001, Chief Executive Officer, September 1987 to October 2001, and Director since 1981 of M&I Marshall & Ilsley Bank. Also a director of Green Bay Packaging Inc. and Sentry Insurance. A Director since 1988.

CORPORATE GOVERNANCE MATTERS

Board of Directors

The Board of Directors has determined that as of February 15, 2007, 12 of 18 (67%) of the directors of M&I were independent under the listing standards of the New York Stock Exchange (the “NYSE Standards”) and the categorical independence standards adopted by the Board. Assuming Mr. Lubar is elected at the Annual Meeting, 11 of 17 (65%) of the directors of M&I will be independent under the NYSE Standards immediately following the Annual Meeting. The independent directors and nominees for director as of the date of this Proxy Statement are: Ms. Lyall, Ms. Waller and Messrs. Chait, Daniels, Jacobs, Lubar, Mellowes, Meyer, Orr, O’Toole, Platten, Shiely and Wardeberg. The categorical independence standards adopted by the Board relate to banking and other business relationships with M&I and are attached to this Proxy Statement as Appendix A and available on M&I’s web site described below.

The non-management directors of M&I have two regularly scheduled executive sessions per year and hold additional executive sessions as requested. The Board of Directors, based upon the review and recommendation of the Nominating Committee, has appointed Mr. Platten to preside at the executive sessions of the non-management directors. Parties who wish to communicate directly with Mr. Platten or with the non-management directors as a group may direct written communications to the presiding director at:

Mr. Peter M. Platten, III

c/o Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

The Secretary of the Company will forward all communications to Mr. Platten unless otherwise instructed by the non-management directors.

The Board of Directors of the Company has the following standing committees: Compensation and Human Resources, Audit, Nominating, Retirement Investment and Risk Management. The Board of Directors has adopted written charters for all of its standing committees. The charters for the Compensation and Human Resources, Audit, and Nominating Committees are available on the Company’s web site described below.

Directors are expected to attend each regular and special meeting of the Board and of each Board committee on which the director serves. Directors are also expected to attend the Annual Meeting of Shareholders. Although the Company’s By-laws authorize members of the Board and Board committees to participate in and act at a meeting through the use of telephonic or other communication equipment, the personal attendance of directors at such meetings is preferred. The Board of Directors held seven meetings and took action by unanimous written consent once in 2006. Each incumbent director attended at least 75% of the meetings of the Board and Board committees on which such director served, except for Ms. Waller, who was unable to attend several meetings due to medical reasons. All of the Company’s current directors attended last year’s Annual Meeting.

Corporate Governance Documents

Certain documents relating to corporate governance matters are available on the Company’s web site at www.micorp.com. These documents include, among others, the following:

•	Charter for the Audit Committee of the Board of Directors;

•	Charter for the Compensation and Human Resources Committee of the Board of Directors;

•	Charter for the Nominating Committee of the Board of Directors;

•	Categorical Standards for Lending, Banking and Other Business Relationships Involving the Company’s Directors;

•	Corporate Governance Guidelines; and

•	Code of Business Conduct and Ethics.

Shareholders also may obtain a copy of any of these documents free of charge by calling the M&I Shareholder Information Line at 1-800-642-2657. Information contained on any of M&I’s web sites is not deemed to be a part of this Proxy Statement.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee (the “Compensation Committee”) is appointed to discharge the Board’s responsibilities relating to the compensation of the Company’s executive officers. The Compensation Committee is responsible for, among others things, reviewing performance criteria used in establishing appropriate compensation, retention, incentive compensation, severance and benefit policies and programs applicable to the executive officers of the Corporation. The Compensation Committee charter also requires that the Compensation Committee annually review and approve corporate goals and objectives for purposes of determining the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation.

The Compensation Committee is also charged with periodically reviewing and approving or making recommendations to the Board with respect to the adoption of or material changes in employee benefit and compensation plans. In addition, the Compensation Committee must periodically review and approve, for the Chief Executive Officer and the other named executive officers: annual base salary levels; annual incentive opportunity levels; long-term incentive opportunity levels; employment, severance and change-in-control agreements; material perquisites or other in-kind benefits; and any other special or supplemental benefits, in each case, when and if appropriate.

Other duties of the Compensation Committee pursuant to its charter include reviewing and recommending to the Board all persons to be elected as Chairman, Chief Executive Officer, President, and Chief Financial Officer of the Company; periodically reviewing the succession plan for the Chief Executive Officer; and reviewing director fees and retainers on a periodic basis and recommending any changes to the Board.

Individuals who are not members of the Compensation Committee may attend Compensation Committee meetings only at the invitation of the Compensation Committee Chair. The Company’s Chief Executive Officer, President, and Senior Vice President of Human Resources are typically invited to attend Compensation Committee meetings, although they are excused from the meetings as appropriate. The named executive officers provide recommendations to the Compensation Committee with respect to the compensation of executive officers who report to them. These recommendations are considered, adjusted as necessary and approved by the Compensation Committee.

The Compensation Committee may delegate to its Chairperson such power and authority as it deems appropriate, except as prohibited by law. The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In accordance with the authority provided under its charter, the Compensation Committee retains the services of Hewitt Associates LLC (“Hewitt Associates”), a compensation consultant, to provide analyses and advice on various matters relating to the compensation of the Company’s executive officers and directors.

The current members of the Compensation Committee are Messrs. Wardeberg (Chairman), O’Toole and Shiely, all of whom are independent under the NYSE Standards. The Compensation Committee held six meetings and took action by written consent three times in 2006. Additional information relating to the Compensation Committee may be found under the heading “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement.

Audit Committee

The Audit Committee is a separately-designated standing committee of the Board of Directors as defined by Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee has responsibility for, among other things, (a) appointing or replacing the Company’s independent auditors, (b) overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting), (c) reviewing the independent auditors’ performance, qualifications and independence, (d) approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions, (e) reviewing the Company’s financial statements, internal audit function and system of internal controls, (f) overseeing compliance by the Company with legal and regulatory requirements and with the Company’s Code of Business Conduct and Ethics, and (g) producing the report required by federal securities regulations for inclusion in the Company’s Proxy Statement. The current members of the Audit Committee are Messrs. Orr (Chairman), Jacobs and Ms. Lyall, all of whom are independent under the NYSE Standards. The Board has determined that Mr. Orr is an “audit committee financial expert” and “independent” as defined under applicable Securities and Exchange Commission rules. The Audit Committee held 12 meetings in 2006, including two meetings at which Mr. Orr accepted communications from the Company’s independent auditors on behalf of the Audit Committee.

Nominating Committee

The Nominating Committee is responsible for (a) identifying new candidates who are qualified to serve as directors of the Company, (b) recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board’s committees, (c) considering any nominations for director submitted by shareholders, (d) developing, and recommending to the Board, and thereafter periodically reviewing, the Corporate Governance Guidelines and principles applicable to the Company, and (e) monitoring and advising the Board on corporate governance matters and practices. The members of the Nominating Committee are Messrs. Platten (Chairman), Chait and Daniels, all of whom are independent under the NYSE Standards. The Nominating Committee held three meetings in 2006.

The Nominating Committee will consider candidates nominated by shareholders in accordance with the procedures set forth in the Company’s By-laws. Under the Company’s By-laws, nominations other than those made by the Board of Directors or the Nominating Committee, must be made pursuant to timely notice in proper written form to the Secretary of the Company. To be timely, a shareholder’s request to nominate a person for election to the Board, together with the written consent of such person to serve as a director, must be received by the Secretary of the Company not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

Under the Company’s By-laws, no person is eligible to be elected a director at a meeting of shareholders held on or after the date he or she attains the age of 72, although the Board, at its discretion, may waive the age limitation or establish a greater age from time to time. In connection with the proposal to amend the Company’s Restated Articles of Incorporation to declassify the Board of Directors as described on page 42, the Board adopted, subject to the approval of the proposed amendment by the shareholders, a waiver of the age limitation on directors such that directors in office on the date of the 2007 Annual Meeting will continue to be eligible to be elected a director for any year in which such directors would have been eligible to serve had the Board remained classified.

In addition, the Nominating Committee has adopted guidelines for evaluating and selecting candidates for election to the Board of Directors. Under these guidelines, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value of the Company in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

The Nominating Committee will evaluate eligible shareholder-nominated candidates for election to the Board of Directors in accordance with the selection guidelines. The full text of the guidelines can be found in the Nominating Committee’s charter, which is available on the Company’s web site described above.

Retirement Investment Committee

The Retirement Investment Committee is responsible for reviewing the activities of and decisions made by the trustees of, and the investment managers for, the Company’s Retirement Program. The members of the Retirement Investment Committee are Messrs. Kellner (Chairman), Baur, Chait and Mellowes. The Retirement Investment Committee held two meetings in 2006.

Risk Management Committee

The Risk Management Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to the risks inherent in the businesses of the Company and its subsidiaries and the control processes relating to such risks. The current members of the Risk Management Committee are Messrs. Daniels (Chairman) and Wigdale and Ms. Waller. The Risk Management Committee held four meetings in 2006.

LOANS AND OTHER TRANSACTIONS WITH THE COMPANY

Under its written charter, the Audit Committee is responsible for reviewing and approving all related party transactions that are material to the financial statements or that otherwise require disclosure to the Company’s shareholders, other than related party transactions that are approved by the full Board or by another committee of the Board. The Audit Committee is not responsible for approving transactions within the scope of Regulation O under the Federal Reserve Act.

Customers of the bank subsidiaries of the Company include nominees, directors and officers of the Company and their associates. Since January 1, 2006, such persons and firms have been indebted to the Company’s bank subsidiaries for loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to loans, bank subsidiaries of the Company provide other banking services in the ordinary course of business to directors and executive officers and their associates.

From time to time, directors and executive officers of the Company and their associates may sell shares of their Common Stock to the Company pursuant to the Company’s stock repurchase program. The purchase price for any such sales is the prevailing market price at the time of such sale.

On December 15, 2004, the Company entered into a consulting agreement with Mr. Wigdale. Under the consulting agreement, Mr. Wigdale agreed to consult with the executive officers and Board of Directors of the Company and its affiliates with respect to such matters as may be reasonably requested by the Company, and to continue to foster and maintain relationships with area businesses and community-based organizations on the Company’s behalf. The consulting agreement will remain in effect for as long as Mr. Wigdale continues to serve on the Board of Directors, unless it is sooner terminated by the mutual written consent of the parties or by Mr. Wigdale’s disability such that he is unable to perform his duties. Mr. Wigdale will not receive any cash remuneration under the consulting agreement. As compensation for the services described above, Mr. Wigdale will receive reimbursement for all reasonable travel and other expenses incurred in the performance of his duties under the consulting agreement; continued access to the Company’s facilities and services, with secretarial services and office space sufficient for Mr. Wigdale to perform his duties; a company car; access to the company aircraft for company business use or personal use subject, in the case of personal use, to an annual maximum of $30,000 of incremental cost to the Company, net of any reimbursement by Mr. Wigdale; club dues; and financial planning services. The maximum annual benefit provided by the Company on behalf of Mr. Wigdale is limited to $50,000, after which Mr. Wigdale must reimburse the Company for the excess amount.

In connection with the Company’s merger with Mississippi Valley Bancshares, Inc. on October 1, 2002, Mr. Baur entered into an employment agreement with M&I Marshall & Ilsley Bank (“M&I Bank”) under which Mr. Baur was employed until December 31, 2004. Under this agreement, Mr. Baur received a base salary of $311,000 per year and an annual incentive bonus of $200,000 (both of which were discontinued as of December 31, 2004, when he ceased to be an employee of M&I Bank), and is entitled to certain other benefits, including the right to participate in M&I’s benefit and qualified retirement plans, the use of a car, and the payment of club dues until he reaches the age of 65 in 2009. Mr. Baur also will be provided with office space until December 31, 2009 and health insurance coverage until he reaches the age of 65 and, thereafter, he will be entitled to participate in M&I’s Medicare supplemental insurance plan. Mr. Baur is also entitled under the agreement to receive payments of $2,000 per month until he reaches the age of 65.

On December 15, 2004, Southwest Bank of St. Louis, a subsidiary of the Company, entered into a consulting agreement with Mr. Baur under which, beginning on January 1, 2005, Mr. Baur agreed to consult with the executive officers and Board of Directors of Southwest and its affiliates with respect to such matters as may reasonably be requested by Southwest or its affiliates. Mr. Baur will continue to serve as the Chairman of the Board of Southwest, and will maintain continued involvement with area businesses and community-based organizations on Southwest’s behalf and continue to cultivate business development and expansion opportunities for the Company and its subsidiaries within Missouri and the surrounding markets. The consulting agreement will remain in effect until it is terminated by written notice, at least 90 days in advance, by either of the parties, or by Mr. Baur’s death or disability such that he is unable to perform his duties. As compensation for such services, Southwest will pay Mr. Baur a consulting fee equal to $10,000 per month, in addition to the $2,000 monthly payment payable to Mr. Baur during the term of the consulting agreement in accordance with the post-employment obligations of the employment agreement described above. Southwest will also pay or reimburse Mr. Baur for all reasonable travel and other expenses incurred by Mr. Baur in performance of his duties under the consulting agreement, and will continue to provide Mr. Baur with a company car.

Effective April 1, 2006, Gold Banc Corporation, Inc. (“Gold Banc”) merged with the Company. In connection with this merger, in March 2006, Mr. Aslin, who had been Chief Executive Officer of Gold Banc, entered into a letter agreement with the Company and a consulting agreement with M&I Marshall & Ilsley Bank (“M&I Bank”). Under the letter agreement, Mr. Aslin received $1,325,549 pursuant to a change of control agreement and related payments upon completion of the merger.

The term of Mr. Aslin’s consulting agreement began on the date of the merger and will continue until the earlier of (1) termination of the agreement by Mr. Aslin or M&I Bank with 90 days’ notice or (2) Mr. Aslin’s death or disability. M&I Bank agreed that it will not terminate the agreement prior to the first anniversary of the merger. Mr. Aslin’s duties under the consulting agreement include continuing to cultivate both business development and expansion opportunities for the Company and its subsidiaries in certain designated markets. As compensation for such services, Mr. Aslin is paid a consulting fee of $10,000 per month, he and his spouse receive subsidized health insurance coverage to the same extent as full-time Company employees, and his membership dues for country clubs in Kansas and Florida and two luncheon clubs in Kansas City are paid by M&I Bank during the term of the consulting agreement. Mr. Aslin also agreed to covenants regarding confidentiality, non-competition and non-solicitation of customers and employees for the term of the consulting agreement.

On December 21, 2006, the Company entered into a transition and consulting agreement with Mr. Kuester relating to Mr. Kuester’s announced planned retirement as Chief Executive Officer on the date of the 2007 Annual Meeting of Shareholders. Under the transition and consulting agreement, Mr. Kuester will continue to serve as Chairman of the Board and will receive salary at his current rate and continue participation in other compensation and benefit programs until his retirement as an employee on January 1, 2008. Upon his retirement, Mr. Kuester will also be fully vested in any outstanding restricted shares or restricted share units, which are not otherwise vested in accordance with their normal terms on such date. The transition and consulting agreement further provides that, beginning on January 2, 2008, Mr. Kuester will consult with the executive officers and the Board of Directors of the Company and its affiliates with respect to such matters as may be reasonably requested by the Company. In addition to his duties as Chairman of the Board, Mr. Kuester will maintain continued involvement with area businesses on the Company’s behalf, assist the Company with business development and retention, and participate in selected charitable organizations. The transition and consulting agreement will remain in effect for as long as Mr. Kuester continues to serve on the Board of Directors, unless it is sooner terminated by mutual written consent of the parties or by Mr. Kuester’s death or disability such that he is unable to perform his duties.

Under the transition and consulting agreement, after January 1, 2008, Mr. Kuester will receive $20,833.33 per month for each full or partial month during which he serves as non-executive Chairman of the Board. Also during this period, Mr. Kuester will receive reimbursement for all reasonable travel and other expenses incurred in the performance of his duties under the transition and consulting agreement; continued access to the Company’s facilities and services, with secretarial services and office space sufficient for Mr. Kuester to perform his duties; a company car; access to Company aircraft, at Company expense, limited to direct business use or an annual maximum of 40 hours of personal use, after which Mr. Kuester must reimburse the Company for the excess amount; club dues; and financial planning services. As compensation for the consulting services to be provided by Mr. Kuester while he remains on the Company’s Board but is no longer Chairman of the Board, Mr. Kuester will receive the same benefits as described above, except that his personal use of Company aircraft will be subject to an annual maximum of $50,000 in value, and the maximum annual benefit provided by the Company on behalf of Mr. Kuester for his personal expenses will be limited to $100,000. Mr. Kuester will be required to reimburse the Company for amounts in excess of these limits.

A son of each of Messrs. Baur and Wigdale was employed by the Company or its subsidiaries and each received compensation and benefits that exceeded $120,000 in 2006. Neither of these employees was an executive officer of the Company. The compensation and benefits received by each were established by the Company in accordance with its employment and compensation practices applicable to employees holding comparable positions. Messrs. Baur and Wigdale are not among the directors who have been determined by the Board of Directors to be independent under the NYSE Standards and the categorical independence standards adopted by the Board. In addition, during 2006, the Company retained Quarles & Brady, L.L.P., a law firm in which Mr. Daniels is a Partner, to provide certain legal services to the Company and its subsidiaries.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy, Policies and Objectives

The Company believes that a strong management team comprised of the most talented individuals in key positions is critical to the profitability of the Company, and the Company’s executive compensation program is an important tool for attracting and retaining such individuals. Therefore, it is vital that the Company’s named executive officers receive an aggregate compensation package that is both competitive with the compensation received by similarly-situated executive officers at peer group companies, and also reflective of each individual named executive officer’s contributions to the success of the Company on both a long-term and short-term basis. The objectives of the Company’s compensation program, as discussed below, are designed to execute this philosophy.

The Company’s executive compensation program is designed with two main objectives:

•	to offer a competitive total compensation value that will allow the Company to continue to attract, retain and motivate highly talented individuals to fill key positions; and

•	to align a significant portion of each executive’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders.

With these objectives serving as a foundation, the Company seeks to reward leadership, innovation and entrepreneurship among its executive officers—qualities that are assessed in each executive in light of both the historical financial performance of the Company and the executive’s role in ensuring the future financial success of the Company. These objectives are reflected in the charter of the Compensation Committee, which, among other things, directs the Compensation Committee to consider such factors as the Corporation’s performance and relative shareholder return, and the value of similar incentive grants or awards to chief executive officers at similar companies in determining the Chief Executive Officer’s compensation.

Administration and Process

The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee does not use formulaic or mechanical procedures in determining compensation amounts or allocation of specific elements of compensation, or in determining types of awards to be granted. Rather, the Compensation Committee, with input from the Company’s compensation consultant, Hewitt Associates, establishes base salary and target performance levels based on a number of factors that are designed to further the Company’s executive compensation objectives, including the Company’s performance, the compensation received by similarly-situated executive officers at peer group companies, the conditions of the markets in which the Company operates and, as applicable, the conditions of the markets in which Metavante Corporation (“Metavante”) operates, and the relative earnings performance of peer group companies. For certain executive officers, the financial performance of the business unit or division for which the executive has responsibility may receive a proportionately larger consideration by the Compensation Committee.

The Compensation Committee regularly reviews the overall compensation of the Company’s named executive officers. In 2006, Hewitt Associates presented a report to the Compensation Committee comparing the Company’s performance, size and executive compensation levels to those of peer group companies. Hewitt Associates also reviewed with the Compensation Committee the base salaries, annual bonuses, total cash compensation, long-term compensation and total compensation of the Company’s senior executive officers relative to those companies. The performance comparison presented to the Compensation Committee each year includes a comparison of the Company’s total shareholder return, earnings per share growth, return on tangible equity and return on assets to the peer group companies on one-, three- and five-year bases. The Compensation Committee reviews this information along with tally sheets setting forth the components of each named executive officer’s compensation.

Additional information concerning the Compensation Committee may be found in the “Corporate Governance Matters” section of this Proxy Statement.

Peer Group

As more fully described herein, one of the factors considered by the Compensation Committee is the relative performance of and the compensation of executives in peer group companies. The peer group is comprised of a subset of the companies included in the Keefe, Bruyette & Woods 50 Bank Index (the “KBW 50 Index”) that provide relevant comparative information because the nature and scope of their businesses and the size of their asset holdings are similar to those of the Company. The composition of the peer group is reviewed annually and companies are added or removed from the group as circumstances warrant. For the last fiscal year, the peer group companies were:

•	AmSouth Bancorporation;

•	Associated Banc-Corp.;

•	BB&T Corporation;

•	Colonial Bancgroup Inc.;

•	Comerica Incorporated;

•	Commerce Bancorp, Inc.;

•	Compass Bancshares Inc.;

•	Fifth Third Bancorp;

•	First Horizon National Corporation;

•	Huntington Bancshares Inc.;

•	KeyCorp;

•	Northern Trust Corporation;

•	PNC Financial Services Group, Inc.;

•	Regions Financial Corporation;

•	Synovus Financial Corp.;

•	TD Banknorth Inc. (f/k/a Banknorth Group, Inc.); and

•	Zions Bancorporation.

Elements of Executive Compensation

The compensation package for the Company’s senior executives has both objective (performance-based) and subjective elements. Based on its review of each named executive officer’s total compensation opportunities and performance, and the performance of the Company, the Compensation Committee allocates compensation among the elements in the manner that it considers to be most likely to achieve the objectives of the Company’s executive compensation program. The specific elements, which include base salary, annual incentive compensation and long-term compensation, are described below.

The Compensation Committee has negative and, in select instances, positive discretion to adjust performance results used to determine annual incentive and long-term incentive payouts to the named executive officers. Negative discretion may be used to adjust such performance results, as determined by the Compensation Committee. The Compensation Committee has positive discretion to adjust reported earnings per share amounts in order to reverse the impact of certain items to the extent they arise during an incentive performance cycle and were not contemplated in establishing the Company’s performance budget and related incentive performance targets. Items that may be adjusted pursuant to this positive discretion include, but are not limited to, the dilutive impact of acquisitions, in order to prevent creating a disincentive for named executive officers to enter into transactions that they believe to be in the best long-term interests of the Company and its shareholders; the effect of changes in accounting methods or tax rates or laws; gain or loss recognized from the sale of a division or subsidiary; and income or loss associated with a significant business or balance sheet restructuring. In 2006, the Compensation Committee used discretion, pursuant to pre-established criteria, with respect the performance results under the annual incentive and long-term incentive plans for each named executive officer to increase reported earnings per share to reverse the dilutive impact of two acquisitions, to increase reported earnings per share to reflect changes associated with stock option expense and derivative accounting, and to decrease reported earnings to adjust for the carryover effect of an adjustment made by the Company in a previous year in connection with a debt refinancing.

Base Salary

Each of the Company’s named executive officers receives a base salary, which is determined by the Compensation Committee based on a combination of two factors. The first factor is the Compensation Committee’s evaluation of the salaries paid in the marketplace to executives with similar responsibilities. The second factor is the Compensation Committee’s evaluation of the executive’s unique role, job performance and other circumstances. Evaluating both of these factors allows the Company to offer a competitive total compensation value to each individual named executive officer, taking into account the unique attributes of, and circumstances relating to, each individual, as well as marketplace factors. This approach has allowed the Company to continue to meet its objective of offering a competitive total compensation value and attracting and retaining key personnel. Based on its review of these factors, the Compensation Committee determined to increase each of the named executive officers’ base salaries in 2006 in order to maintain the Company’s competitive total compensation position in the marketplace. More specific information regarding each named executive officer’s base salary is provided under “Executive Compensation—Summary Compensation Table” in this Proxy Statement.

Annual Incentive Compensation

The Company’s Annual Executive Incentive Plan is intended to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company or its divisions or subsidiaries. This purpose is in keeping with the Company’s compensation program objective of aligning a significant portion of each executive’s total compensation with the annual performance of the Company and the interests of the Company’s shareholders.

The Annual Executive Incentive Plan provides for annual cash incentives to the participants, which include all but two of the Company’s named executive officers, based upon one or more objective financial performance criteria selected by the Compensation Committee. Frank R. Martire, President and Chief Executive Officer of Metavante, and Michael D. Hayford, Senior Executive Vice President of Metavante, are eligible to receive annual cash incentives under the Metavante Corporation Management Incentive Plan, a separate plan related to the performance of Metavante.

Under the Annual Executive Incentive Plan and, as applicable, the Metavante Corporation Management Incentive Plan, the Compensation Committee may select criteria from among earnings per share, earnings, return on average equity, return on average assets or revenue. Performance criteria may be used singularly or in combination, as determined by the Compensation Committee, to measure the performance of the Company or the applicable subsidiary or division or, as applicable, Metavante, for the purpose of determining whether, and to what extent, an award will be payable under the respective annual incentive plan for the performance year. The Compensation Committee bases its selection of performance goals on the Company’s or, as applicable, Metavante’s overall goals and performance budget for the year in order to align the goals of the named executive officers and other plan participants with the goals of the Company or Metavante. As such, the Compensation

Committee may select performance criteria that differ from year to year. For 2006, the performance criterion under the Annual Executive Incentive Plan was the Company’s earnings per share. Under the Metavante Corporation Management Incentive Plan, the criteria were net income and revenue growth, weighted 75% and 25%, respectively.

The Annual Executive Incentive Plan and the Metavante Corporation Management Incentive Plan reward eligible senior executives with an incentive award based on a percentage of each participant’s base salary if the performance goals set by the Compensation Committee are met for that year. Each January, the Compensation Committee evaluates the participants’ cash incentive opportunities under the plans and establishes target performance levels based on a number of factors, including the Company’s performance, the conditions of the markets in which the Company operates and, as applicable, the conditions of the markets in which Metavante operates, the earnings performance of peer group companies, and annual cash incentive amounts provided by the peer group companies described above. The target performance levels are based on the Company’s performance budget in order to reflect the Company’s outlook, and are also intended to reward superior performance relative to peer group companies, taking into consideration the market conditions and industry trends that affect the Company. The targets are intended to be realistic enough to be reasonably attainable given a maximum effort on the part of the Company’s named executive officers in consideration of conditions and trends. Award levels are determined by the Compensation Committee based on its review of peer group company award levels. Performance by the Company and by Metavante exceeded targeted performance levels in 2006, and, based on management’s current expectations relative to the accomplishment of performance objectives, the Company believes it is likely that the target performance levels will be attained in 2007. No payouts are made for performance below threshold levels.

Additional information regarding the Company’s annual incentive compensation, including 2006 performance criterion and results, may be found in the “Grants of Plan-Based Awards” table and the narrative that follows in the “Executive Compensation” section of this Proxy Statement.

Long-Term Compensation

Long-term compensation is an area of particular emphasis in the Company’s executive compensation program, because the Company believes that these incentives foster the long-term perspective necessary for the continued success of the Company. Again, this emphasis is in keeping with the Company’s compensation program objective of aligning a significant portion of each executive’s total compensation with the long-term performance of the Company and the interests of the Company’s shareholders. The Company intends to continue this emphasis on long-term awards.

In arriving at long-term award levels, the Compensation Committee uses information provided by Hewitt Associates to compare the total value of each executive’s long-term award package to those provided by peer group companies for similar positions. The Compensation Committee also determines the allocation of long-term awards to each long-term compensation component, including awards under the Company’s Equity Incentive Plan and Long-Term Incentive Plans. The types of awards available under these plans are described below. The Compensation Committee determines which types of awards to grant and the amounts to be allocated to long-term compensation with respect to each named executive officer based on its review of the composition and amount of such individual’s overall compensation package and its consultation with Hewitt Associates.

The Compensation Committee has chosen to use three forms of long-term awards: stock options, restricted stock and long-term incentive units. In determining the allocation of the long-term awards to the named executive officers from among these forms of awards, the Compensation Committee has determined to place the greatest emphasis on stock options. There are several reasons for this determination. First, stock options directly align the value of the benefit to the named executive officers with shareholder interests, since executives recognize a value only if and to the extent that the value of the Company’s Common Stock increases. In addition, stock options are the most prevalent form of award among the Company’s peers. Finally, the term of stock options is the longest among the various long-term awards, providing an incentive for the named executive officers to create long-term shareholder value.

With regard to allocation of other forms of awards, the Compensation Committee has generally determined to place comparable emphasis on each of the restricted stock and long-term incentive units. Each of these forms of award has characteristics that further the objectives of the Company’s executive compensation program. Restricted stock represents an award of full-value shares and vests over a period of five years. While the value of shares of restricted stock varies based upon the performance of the Company’s Common Stock, the primary objectives of this form are to attract and retain the highly-talented individuals to whom the award is given. Long-term incentive units represent share equivalents of the Company’s Common Stock. Because long-term incentive units are earned only to the extent certain performance criteria are achieved, they provide a direct correlation of the resulting payments, if any, to the long-term performance of the Company.

Stock Options. Stock options represent a right to purchase a specified number of shares of Common Stock at a purchase price of not less than 100% of the fair market value of the Common Stock on the date the option is granted. Except in the case of specified corporate events such as stock splits or reclassifications of shares, the purchase price for Common Stock subject to options may not be reduced without the consent of the Company’s shareholders. The Compensation Committee determines the number of options to grant based on its analysis of awards by peer group companies, in keeping with the Company’s objective of offering a competitive total compensation value.

Prior to 2002, stock options were granted on the date of the Compensation Committee meeting at which they were approved. Since 2002, the Company’s practice has been to grant stock options in October of each year, two weeks after the Company releases its earnings information for the third quarter of such year. The Compensation Committee may also grant stock options and, as described below, restricted shares, throughout the year in connection with new hires or special executive retention situations, such as promotions. Mr. Smith was granted stock options and restricted shares in June 2006 in connection with the commencement of his employment as the Company’s Senior Vice President and Chief Financial Officer. Mr. Furlong was granted restricted shares in December 2006 in connection with the Company’s announcement that he will succeed Mr. Kuester as Chief Executive Officer of the Company. The Compensation Committee has not made any retroactive grants of stock options.

Restricted Stock or Restricted Stock Unit Awards. A restricted stock or restricted stock unit award is an award of stock, or in the case of a restricted stock unit, a bookkeeping entry granting a participant the right to a share of Common Stock in the future, for some or no monetary consideration, as the Compensation Committee may specify.

Long-Term Incentive Units. Under the Company’s 1994 Long-Term Incentive Plan, the Company may award units representing share equivalents of the Company’s Common Stock to participants in the plan, including the Company’s named executive officers. Similarly, under the Metavante Corporation Long-Term Incentive Plan, the Company may award targeted cash payments (rather than units) to executive officers of Metavante, including Mr. Martire and Mr. Hayford. In January of each year, the Compensation Committee approves the performance criteria and payout multiples under the plans with respect to the performance period determined by the Compensation Committee—typically the three-year performance period commencing in January of each year. The measures among which the Compensation Committee may choose in establishing performance criteria are one or more of earnings per share, earnings, net income, revenues, return on average assets, return on average equity, total shareholder return or cost control of the Company and/or one or more of its subsidiaries or divisions. For executive officers of Metavante, the performance measures are based one-half on these Company performance criteria and one-half on criteria specifically related to the performance of Metavante. No payments of awards under the plans are made until the Compensation Committee determines that the performance to which the awards are subject has been met, and the Compensation Committee has the discretion to reduce or eliminate entirely any award if it determines that it is in the best interests of the Company to do so. The specific performance criteria with respect to each performance period and the weight given to each of such criteria are based on a pre-determined compound annual growth rate of earnings per share or earnings and a target performance ranking for total shareholder return relative to the peer group.

Target long-term performance levels for growth in earnings per share or earnings are intended to reflect strong earnings performance relative to the peer group companies, and target performance levels for total shareholder return are established at median performance relative to the companies in the KBW 50 Index. Target performance levels were exceeded in 2006 and, based on the Company’s performance to date for the current three-year performance period and management’s current expectations relative to the accomplishment of performance objectives, the Company believes it is likely that the long-term performance targets will be attained in 2007.

Additional information regarding the Company’s long-term incentive compensation, including 2006 performance criterion and results, may be found in the “Grants of Plan-Based Awards” table and the narrative that follows under the “Executive Compensation” section of this Proxy Statement.

Other Benefits and Perquisites

The Company’s executive officers participate in the health and dental coverage, life insurance, paid vacation and holiday and other programs that are generally available to all of the Company’s employees.

The perquisites provided to each of the named executive officers are regularly reviewed by the Compensation Committee. These perquisites include payment of club dues, personal financial planning and tax preparation services, personal use of Company cars and, with respect to the Chairman and the President, personal use of Company aircraft limited to 40 flight hours per year. The Company values perquisites at their incremental cost to the Company in accordance with SEC regulations, and the named executive officers are allowed to reimburse the Company for such perquisites at their incremental cost to the Company to the extent that limitations on personal use are exceeded. Executive officers’ spouses and immediate family members may accompany them on Company aircraft using unoccupied space on flights that were already scheduled, and the Company recognizes no incremental cost in connection with such use.

The Company believes that the benefits and perquisites it provides to its named executive officers are within competitive practice and customary for executives in key positions at comparable companies. Such benefits and perquisites serve the Company’s objective of offering competitive compensation that allows the Company to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to the Company’s shareholders. Certain perquisites are also provided in part to reduce the amount of time and energy the named executive officers are required to devote to non-Company related matters, providing them additional time to focus on Company-related endeavors.

Change of Control Agreements

The Company recognizes that, as with any public company, it is possible that a change of control of the Company may take place in the future. The Company also recognizes that the threat or occurrence of a change of control can result in significant distractions of key management personnel because of the uncertainties inherent in such a situation. The Company also believes that it is essential and in the best interests of the Company (including Metavante) and its shareholders to retain the services of its key management personnel in the event of the threat or occurrence of a change of control and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security. In keeping with this belief and its objective of retaining and motivating highly talented individuals to fill key positions, the Company has substantially similar change of control agreements with all of the named executive officers and other executive officers of Marshall & Ilsley Corporation, and with certain officers of Metavante, including Mr. Martire and Mr. Hayford.

The change of control agreements with respect to Marshall & Ilsley Corporation guarantee the named executive officers specific payments and benefits upon a termination of employment as a result of a change of control of the Company. If a change of control occurs, the contract becomes effective and continues for a term of three years (in the case of Mr. Hayford, two years). The employment term renews on a daily basis until the Company gives notice to terminate the daily renewal.

The Metavante change of control agreements are triggered upon a change of control of Metavante rather than Marshall & Ilsley Corporation. In no event will payments be made or benefits be paid to Metavante employees under both agreements. The Metavante change of control agreements provide for specified benefits upon a change of control of Metavante if an employee voluntarily terminates employment for “good reason,” or is involuntarily terminated other than for “cause”, as defined in the agreements, within a three-year period following the change of control.

Additional details of the terms of the change of control agreements described above are provided in the “Executive Compensation—Potential Payments upon Termination or Change of Control” section of this Proxy Statement.

Retirement Plans

The Company has agreed to provide Mr. Kuester and Mr. Furlong with supplemental retirement benefits. The purpose of the Company’s arrangement with Mr. Kuester is to provide him with an annual retirement benefit such that the sum of the benefits from the Company’s Retirement Growth Plan, the Company’s Amended and Restated Supplementary Retirement Benefits Plan, the SERP account of the Company’s Amended and Restated Deferred Compensation Plan, Social Security and the Marshall & Ilsley Corporation Nonqualified Retirement Benefit Plan equals 60% of the sum of his average salary and annual short-term incentive compensation for his last five years of employment. The Company’s arrangement with Mr. Furlong is intended to provide him with an annual retirement benefit such that the sum of the benefits from the Company’s contributions into its qualified and nonqualified retirement programs, Social Security and his supplemental retirement plan equals 55% of the sum of Mr. Furlong’s highest average salary and annual short term incentive compensation for any five of his last ten years of employment.

The 2005 Marshall & Ilsley Corporation Executive Deferred Compensation Plan provides selected key employees of the Company, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of annual incentive payments. The plan also allows for deferral of gains upon vesting of shares of key restricted stock.

In addition, because of changes in the federal income tax law governing the taxation of split-dollar life insurance benefits, in 2003 the Company entered into death benefit award agreements with Mr. Kuester and certain other senior executives under which a nonqualified death benefit plan was substituted for their previous life insurance arrangements. Originally, the life insurance benefits were provided in lieu of certain benefits to which Mr. Kuester was entitled under the Deferred Compensation Plan. Pursuant to these agreements, the beneficiaries of Mr. Kuester are provided with a “death benefit” that is a formula amount based primarily on certain life insurance proceeds.

Each of the retirement plans described above, which are described in more detail in the “Executive Compensation—Potential Payments upon Termination or Change of Control” section of this Proxy Statement, are intended to reward the executives for their contributions to the success of the Company based on a variety of measures. By rewarding valuable contributions by the named executive officers, the Company believes it is better able to achieve its objectives of attracting and retaining highly-talented individuals to fill key positions.

Impact of Accounting and Tax Treatments

Section 162(m) of the Internal Revenue Code (the “Code”) prohibits publicly held companies, such as the Company, from deducting certain compensation to any one named executive officer in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the Company’s shareholders, the compensation is not included for purposes of arriving at the $1,000,000.

The Company, through the Compensation Committee, intends to attempt to qualify executive compensation as tax deductible to the extent feasible and where it believes it is in the best interests of the Company and its shareholders. It does not intend to permit this arbitrary tax provision to distort the effective development and execution of the Company’s compensation program. Thus, the Compensation Committee is permitted to and will continue to exercise discretion in those instances in which mechanistic approaches necessary to satisfy tax law considerations could compromise the interests of the Company’s shareholders. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Section 409A of the Code, which was signed into law in October 2004, amended the tax rules to impose restrictions on funding, distributions and elections to participate in nonqualified deferred compensation arrangements. While the Company believes that it is operating in compliance with the statutory provisions relating to Section 409A that are currently effective, the final regulations under the section have yet to be issued, and it is possible that the Company will have to make adjustments to its nonqualified deferred compensation arrangements to comply with the rules once they become effective.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation Committee of Marshall & Ilsley Corporation has reviewed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation and Human Resources Committee:

Mr. Wardeberg, Chairman	Mr. O’Toole	Mr. Shiely

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Dennis J. Kuester Chairman and Chief Executive Officer	2006	$925,000	—		$2,163,344	$1,760,171	$1,452,250	$1,479,013	$305,929	$8,085,707

Mark F. Furlong President and President, M&I Marshall & Ilsley Bank	2006	600,000	—		1,206,654	794,189	784,800	701,853	127,600	4,215,096

Frank R. Martire Senior Vice President and President and Chief Executive Officer, Metavante Corp.	2006	500,000	—		290,789	543,690	1,387,783	—	113,986	2,836,248

Gregory A. Smith (7) Senior Vice President and Chief Financial Officer	2006	242,045	$48,325	(9)	114,931	108,278	351,675	2,946	39,118	907,318

John M. Presley (8) Senior Vice President and Chief Financial Officer (Resigned)	2006	86,833	—		(252,787)	(195,707)		—	45,927	(315,734)

Michael D. Hayford Senior Vice President and Senior Executive Vice President and Chief Operating Officer, Metavante	2006	395,000	—		147,121	274,791	1,008,992	—	92,313	1,918,217

(1)	Salary adjustments for the Company’s executive officers generally are effective on January 1 of each year.

(2)	Represents the expense for both restricted shares and long-term incentive units recognized by the Company in accordance with Financial Accounting Standard No. 123(R) (“FAS 123(R)”), which requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The values set forth in this column represent the dollar amounts recognized in accordance with FAS 123(R) with respect to fiscal 2006, disregarding the estimate of forfeitures for service-based vesting conditions. The expense recognized by the Company in accordance with FAS 123(R) may differ from the value that will eventually be realized by the named executive officers, which will be based on the market value of the Common Stock at the time of vesting (and, for the long-term incentive units, will also be dependent upon the performance of the Company relative to the targets established by the Compensation Committee). The assumptions used to determine the FAS 123(R) values are described in Note 18 to the consolidated financial statements in M&I’s Annual Report on Form 10-K for the year ended December 31, 2006. The expense attributable to stock awards granted in October 2006 (for Mr. Smith, this also includes the June 2006 awards) and the expense attributable to unvested stock awards granted in prior years, respectively, for each named executive officer are as follows: Mr. Kuester—$42,360 and $2,120,894; Mr. Furlong—$21,180 and $1,185,474; Mr. Martire—$14,120 and $276,669; Mr. Smith—$114,931 and $0; Mr. Presley—$0 and $(252,787); and Mr. Hayford—$8,796 and $138,335.

(3)

Represents the expense for stock options recognized by the Company in accordance with FAS 123(R). The values set forth in this column represent the dollar amounts recognized in accordance with FAS 123(R) with respect to fiscal 2006, disregarding the estimate of forfeitures for service-based vesting conditions. The expense recognized by the Company in accordance with FAS 123(R) may differ from the value that will eventually be realized by the named executive officers. The named executive officers will realize value in connection with the stock options only if and to the extent the price of the Common Stock exceeds the exercise price of the stock options at such time as the officers exercise the stock options. The assumptions used to determine the FAS 123(R) values are described in Note 18 to the consolidated financial statements in M&I’s Annual Report on Form 10-K for the year ended December 31, 2006. The expense attributable to option awards granted in October 2006 (for Mr. Smith, this also includes the June 2006 award) and the expense attributable to unvested option awards granted in prior years, respectively, for each named executive officer are as follows: Mr. Kuester—$1,760,171 and $0; Mr. Furlong—$47,694 and $746,495; Mr. Martire—$31,799 and $511,891; Mr. Smith—$108,278 and $0; Mr. Presley—$0 and $(195,707); and Mr. Hayford—$19,632 and $255,159. Because he is over 55 years of age and has more than ten years of service with the Company, Mr. Kuester’s options were fully vested on the date of grant.

(4)	Includes the following payments made under the Annual Executive Incentive Compensation Plan: Mr. Kuester—$1,452,250; Mr. Furlong—$784,800; Mr. Smith—$351,675. Includes the following payments made under the Metavante Corporation Management Incentive Plan: Mr. Martire—$624,151 and Mr. Hayford—$513,906. Includes the following payments made under the Metavante Corporation Long-Term Incentive Plan: Mr. Martire—$365,225 and Mr. Hayford—$219,135. Includes the following payments made under the Metavante Corporation Acquisition Incentive Plan: Mr. Martire—$398,407 and Mr. Hayford—$275,951.

(5)	Represents the following changes in present value of account balances under the Nonqualified Retirement Benefit Plan and the Supplemental Retirement Benefit Agreement, respectively, for 2006: Mr. Kuester—$1,479,013; and Mr. Furlong—$701,853. Includes the following above-market amounts accrued by M&I on account balances under the Supplementary Retirement Benefit Plan and the Executive Deferred Compensation Plan for 2006 (utilizing crediting rates under the plans which are indexed to either the Moody’s “A” Long-Term Corporate Bond Rate or the S&P 500 Index, based upon the participant’s election) over the amounts determined pursuant to SEC rules: Mr. Smith—$2,946.

(6)	Includes the following contributions by M&I under the Retirement Program for 2006: Mr. Kuester—$24,200; Mr. Furlong—$24,200; Mr. Martire—$24,200; and Mr. Hayford—$24,200. Includes the following employer contributions into the Executive Deferred Compensation Plan based on compensation paid or deferred during 2006: Mr. Kuester—$169,872; Mr. Furlong—$89,998; Mr. Martire—$68,832; Mr. Smith—$25,964; and Mr. Hayford—$50,000. The Company provides perquisites to each of the named executives officers. These perquisites include payment of club dues, personal financial planning and tax preparation services, personal use of Company cars and, with respect to Mr. Kuester and Mr. Furlong, personal use of Company aircraft limited to 40 flight hours per year. The named executive officers are allowed to reimburse the Company for such perquisites at the incremental cost of such perquisites to the Company to the extent that limitations on personal use are exceeded. The aggregate unreimbursed value of the perquisites provided to the Company’s named executive officers are as follows: Mr. Kuester—$111,857; Mr. Furlong—$13,402; Mr. Martire—$20,954; Mr. Smith—$13,154; Mr. Presley—$45,927; and Mr. Hayford—$18,113. The perquisites that exceed $25,000 in value include Mr. Kuester’s personal use of company aircraft in the amount of $70,059 and the value of the company-owned automobile provided to Mr. Presley upon his termination of employment in the amount of $39,761. Executive officers’ spouses and immediate family members may accompany them on Company aircraft using unoccupied space on flights that were already scheduled, and the Company recognizes no incremental cost in connection with such use. All perquisites are valued for disclosure purposes at their incremental cost to the Company in accordance with SEC regulations.

(7)	Mr. Smith’s employment with the Company commenced on June 19, 2006.

(8)	Mr. Presley resigned his employment with the Company effective March 24, 2006. As a result, Mr. Presley forfeited options to purchase 85,000 shares of Common Stock, 15,000 restricted stock units and 10,000 units awarded under the Company’s 1994 Long-Term Incentive Plan.

(9)	Represents a discretionary cash payment to Mr. Smith in recognition of his contributions to the Company.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2006

Name	Grant Date		Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(7)	All Other Option Awards: Number of Securities Under- lying Options (#)(8)	Exercise of Base Price of Option Awards ($/Sh)(9)	Grant Date Fair Value of Stock and Option Awards ($)(10)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis J. Kuester	10/30/06 10/30/06 12/21/06	(1) (4)	10/19/06 10/19/06	(3) (3)	$370,000	$1,110,000	$1,887,000	4,500	18,000	49,500	20,250	182,250	$48.07	$973,418 1,760,535

Mark F. Furlong	10/30/06 10/30/06 12/21/06 12/21/06	(1) (4)	10/19/06 10/19/06	(3) (3)	210,000	600,000	1,020,000	3,750	15,000	41,250	10,125 15,000	91,125	48.07	486,709 830,149 718,050

Frank R. Martire	10/30/06 10/30/06	(2) (5)	10/19/06 10/19/06	(3) (3)	360,000 75,000	450,000 300,000	750,000 825,000				6,750	60,750	48.07	324,473 553,433

Gregory A. Smith	06/19/06 06/19/06 10/30/06 10/30/06 12/21/06	(1) (4)	04/25/06 04/25/06 10/19/06 10/19/06	(3) (3) (3) (3)	84,375	270,000	455,625	1,250	5,000	13,750	17,500 3,350	60,000 30,000	44.71 48.07	782,425 518,400 161,035 273,300

John M. Presley		(1)(6)			100,000	320,000	540,000	—	—	—	—	—	—	—

Michael D. Hayford	10/30/06 10/30/06	(2) (5)	10/19/06 10/19/06	(3) (3)	296,000 50,000	370,000 200,000	616,700 550,000				4,200	37,500	48.07	201,894 341,625

(1)	Includes incentive awards made under the Annual Executive Incentive Compensation Plan. Actual amounts paid under the Annual Executive Incentive Compensation Plan in 2006 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

(2)	Includes incentive awards made under the Metavante Corporation Management Incentive Plan. Actual amounts paid under the Metavante Corporation Management Incentive Plan in 2006 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

(3)	The Compensation Committee approves the annual stock option and restricted stock awards at its regularly scheduled meeting in October; however, awards are granted on the date which is two weeks following the third quarter earnings announcement in October. The Compensation Committee approved Mr. Smith’s awards at its meeting held prior to an employment offer being extended to Mr. Smith to commence employment as of June 19, 2006. Subsequently the awards were granted on the date on which Mr. Smith commenced employment with the Company.

(4)	Includes units granted under the Marshall & Ilsley Corporation Long-Term Incentive Plan for the three-year performance period from January 1, 2007 to December 31, 2009.

(5)	Includes targeted cash amounts under the Metavante Corporation Long-Term Incentive Plan for the three-year performance period from January 1, 2007 to December 31, 2009.

(6)	Due to his resignation from the Company in March 2006, Mr. Presley was not eligible to receive payouts under the Annual Executive Incentive Compensation Plan.

(7)	Restricted shares vest based on the schedules described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement. All restricted shares will vest immediately upon a “triggering event” (which relates to a change of control of the Company) or upon the death of the employee. Participants are paid dividends with respect to their unvested restricted shares.

(8)	Options generally become exercisable based on the following schedule: one-third on the first anniversary of the date of grant, an additional one-third on the second anniversary of the date of grant and the remaining one-third on the third anniversary of the date of grant. All options will become immediately exercisable upon a change of control of the Company or upon the death of the employee. Employees who have attained age 55 and have at least ten years of service with the Company or a subsidiary receive options that are fully vested on the date of grant.

(9)	All options have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. The exercise price may be paid in cash or by delivery of shares of the Company’s Common Stock.

(10)	Represents aggregate grant date value computed in accordance with FAS 123(R). The assumptions used to determine such value are described in Note 18 to the consolidated financial statements in M&I’s annual report on Form 10-K for the year ended December 31, 2006.

Annual Executive Incentive Plan and Metavante Corporation Management Incentive Plan. The Annual Executive Incentive Plan provides for annual cash incentives to the participants, which include all but two of the executive officers, based upon one or more objective financial performance criteria selected by the Compensation Committee. Mr. Martire, President and Chief Executive Officer of Metavante Corporation, and Mr. Hayford, Senior Executive Vice President of Metavante, participate in the Metavante Corporation Management Incentive Plan, a separate plan related to the performance of Metavante. The Annual Executive Incentive Plan rewards eligible senior executives with an incentive award based on a percentage of each participant’s base salary if the performance goals set by the Compensation Committee are met for that year. The performance criterion under the Annual Executive Incentive Plan for 2006 was earnings per share, adjusted for certain items as approved by the Compensation Committee. The performance criteria under the Metavante Corporation Management Incentive Plan for 2006 were based on revenues and net income. Results under the plans exceeded the target performance levels established by the Compensation Committee for 2006, and resulted in eligible senior executives receiving payouts ranging from 45% to 157% of their respective 2006 base salaries as compared to payouts ranging from 54% to 158% of base salaries in 2005. Under the Annual Executive Incentive Plan, Messrs. Kuester, Furlong, Smith and Presley received payouts of 157%, 131%, 78% and 0%, respectively, of their base salaries. Under the Metavante Corporation Management Incentive Plan, Mr. Martire and Mr. Hayford each received payouts of 125% of their base salaries. In future years, the Compensation Committee may use performance criteria different from those used for 2006.

1994 Long-Term Incentive Plan. Units awarded under the Company’s 1994 Long-Term Incentive Plan (the “LTIP”) represent share equivalents of the Company’s Common Stock. The performance period is the three years commencing on January 1, 2007 and ending on December 31, 2009 for awards granted in December 2006. Additional units will be credited to each participant’s account when dividends are paid on shares of the Company’s Common Stock. Vesting of units occurs at the end of the three-year period except in the case of the death or disability of the participant, termination of a participant’s employment due to retirement or the occurrence of a change in control of the Company. Upon the occurrence of a change in control, units vest notwithstanding continued employment by the acquiring company. A payout multiple is applied to the units awarded to a participant based on the Company’s performance in relation to two equally weighted performance criteria, which represent (a) the total return of the Company’s Common Stock for the three-year period when compared with the total return for those stocks composing the KBW 50 Index and (b) the Company’s cumulative earnings per share for the three-year period, adjusted for certain items. The Company’s performance in relation to the performance criteria is calculated independently, thereby allowing a participant to receive a payout under one of the criterion but not under the other. For each criterion, the threshold payout multiple is 12.5% and the maximum is 137.5%, resulting in a combined maximum of 275%. No payout will be made under a criterion for performance below threshold. The resulting payout multiple is applied to the units awarded and units awarded to the participant in lieu of the payment of dividends. The Company will satisfy any payout obligations under the LTIP in an amount of cash equal to the fair market value of the number of shares represented by the units. Before awards are paid, the Compensation Committee must certify the extent to which the performance criteria have been met.

Metavante Corporation Long-Term Incentive Plan. Cash-based awards are made under the Metavante Corporation Long-Term Incentive Plan. The performance period is the three years commencing on January 1, 2007 and ending on December 31, 2009 for awards granted in December 2006. The award vests at the end of the three-year period except in the case of death or disability, termination of employment due to retirement or the occurrence of a “triggering event” (which relates to a change of control of Metavante or the Company). Upon the occurrence of a “triggering event,” the award vests notwithstanding continued employment by the Company. A payout multiple will be applied to an amount equal to the cash award made to a participant based on the performance of Metavante or the Company, as the case may be, in relation to the following performance criteria: (a) Metavante’s cumulative net income for the three-year period; (b) the total return of the Company’s Common Stock for the three-year period when compared with the total return for those stocks composing the KBW 50 Index; and (c) the Company’s cumulative earnings per share for the three-year period, adjusted for certain items. The performance of Metavante or the Company, as the case may be, in relation to the performance criteria is calculated independently, which may allow a participant to receive a payout under one or more, but less than all, of the criteria. For the Metavante performance criterion, the threshold payout multiple is 12.5% and the maximum payout multiple is 137.5%. For each of the two Company performance criteria, the threshold payout multiple is 6.25% and the maximum payout multiple is 68.75%. The resulting combined maximum payout multiple is 275%. The portion of the payout, if any, based on the Company performance criteria will be adjusted based on the fluctuation in price of Company Common Stock over the three-year period. No payout will be made under a performance criterion for performance below threshold. Before the award is paid, the Compensation Committee must certify the extent to which the performance criteria have been met.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dennis J. Kuester	100,000 139,000 160,000 245,000 270,000 202,500 202,500 202,500 182,250			$25.91 30.75 22.80 31.95 28.55 34.79 41.95 42.82 48.07	12/10/08 12/16/09 12/14/10 12/20/11 10/25/12 10/27/13 10/27/14 10/28/15 10/30/16	65,250	(1)	$3,139,178	49,500 49,500 49,500	(6) (7) (8)	$2,381,445 2,381,445 2,381,445

Mark F. Furlong	120,000 80,000 92,500 69,400 67,500 33,750	33,750 67,500 91,125		25.65 31.95 28.55 34.79 41.95 42.82 48.07	04/16/11 12/20/11 10/25/12 10/27/13 10/27/14 10/28/15 10/30/16	55,625	(2)	2,676,119	33,000 33,000 41,250	(6) (7) (8)	1,587,630 1,587,630 1,984,538

Frank R. Martire	50,000 60,000 45,000 22,500	22,500 45,000 60,750		28.48 34.79 41.95 42.82 48.07	01/13/13 10/27/13 10/27/14 10/28/15 10/30/16	21,750	(3)	1,046,393

Gregory A. Smith		60,000 30,000		44.71 48.07	06/19/16 10/30/16	20,850	(4)	1,003,094	13,750	(8)	661,513

John M. Presley	—	—		—	—	—		—	—		—

Michael D. Hayford	12,000 12,000 16,000 22,000 36,000 40,000 30,000 22,500 11,250	11,250 22,500 37,500		28.50 25.91 30.75 22.80 31.95 28.55 34.79 41.95 42.82 48.07	12/11/07 12/10/08 12/16/09 12/14/10 12/20/11 10/25/12 10/27/13 10/27/14 10/28/15 10/30/16	11,700	(5)	562,887

(1)	All of Mr. Kuester’s outstanding restricted shares will be fully vested on January 1, 2008 in accordance with the terms of his transition and consulting agreement, as described under “Loans and Other Transactions with the Company” in this Proxy Statement.

(2)	Mr. Furlong’s restricted shares vest as follows: 4,000 on each of April 16, 2007 and April 16, 2008; 11,250 shares on each of October 27, 2007 and October 28, 2008; 3,375 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011; and 3,000 shares on each of December 21, 2009, December 21, 2010, December 21, 2011, December 21, 2012 and December 21, 2013.

(3)	Mr. Martire’s restricted shares vest as follows: 7,500 shares on each of October 27, 2007 and October 28, 2008; and 2,250 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011.

(4)	Mr. Smith’s restricted shares vest as follows: 7,900 shares on June 19, 2009; 2,400 shares on each of June 19, 2010, June 19, 2011, June 19, 2012, and June 19, 2013; and 1,117 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011.

(5)	Mr. Hayford’s restricted shares vest as follows: 3,750 shares on each of October 27, 2007 and October 28, 2008; and 1,400 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011.

(6)	Units represent share equivalents granted under the LTIP for the three-year period which began on January 1, 2005 and ending on December 31, 2007. The units vest 100% on December 31, 2007. Units are shown based upon the maximum performance level under the plan because performance for the previous three-year performance period exceeded the target amount.

(7)	Units represent share equivalents granted under the LTIP for the three-year period which began on January 1, 2006 and ending on December 31, 2008. The units vest 100% on December 31, 2008. Units are shown based upon the maximum performance level under the plan because performance for the previous three-year performance period exceeded the target amount.

(8)	Units represent share equivalents granted under the LTIP for the three-year period which began on January 1, 2007 and ending on December 31, 2009. The units vest 100% on December 31, 2009. Units are shown based upon the maximum performance level under the plan because performance for the previous three-year performance period exceeded the target amount.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis J. Kuester	52,000	(1)	$953,147	—	—
Mark F. Furlong (2)	—		—	—	—
Frank R. Martire (3)	—		—	—	—
Gregory A. Smith	—		—	—	—
John M. Presley	20,000		56,600	—	—
Michael D. Hayford	—		—	3,350	$160,030

(1)	Does not include 22,500 restricted stock units which vested during 2006, the receipt of which was deferred by Mr. Kuester under the Marshall & Ilsley Corporation Executive Deferred Compensation Plan described in the narrative following the “Nonqualified Deferred Compensation in Fiscal 2006” table in this Proxy Statement. The value of such deferred restricted stock units as of the date of vesting was $1,074,825.

(2)	Mr. Furlong deferred the receipt of 11,750 restricted stock units which vested during 2006 under the Marshall & Ilsley Corporation Executive Deferred Compensation Plan described in the narrative following the “Nonqualified Deferred Compensation in Fiscal 2006” table in this Proxy Statement. The value of such deferred restricted stock units as of the date of vesting was $543,058.

(3)	Mr. Martire deferred the receipt of 6,700 restricted stock units which vested during 2006 under the Marshall & Ilsley Corporation Executive Deferred Compensation Plan described in the narrative following the “Nonqualified Deferred Compensation in Fiscal 2006” table in this Proxy Statement. The value of such deferred restricted stock units as of the date of vesting was $320,059.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)
Dennis J. Kuester	Nonqualified Retirement Benefit Plan (1)	—	$9,110,125	$0
Mark F. Furlong	Supplemental Retirement Benefit Agreement (2)	—	1,962,710	0

(1)

The Marshall & Ilsley Corporation Nonqualified Retirement Benefit Plan (the “Nonqualified Plan”) provides Mr. Kuester with a supplemental retirement benefit. The purpose of the Nonqualified Plan is to provide an annual retirement benefit such that the sum of the benefits from the Retirement Growth

Plan, the Company’s Amended and Restated Supplementary Retirement Benefits Plan (the “SERP”), the SERP Account of the Company’s Amended and Restated Deferred Compensation Plan, Social Security and the Nonqualified Plan equals 60% of the sum of Mr. Kuester’s average salary and annual short-term incentive compensation for his last five years of employment. The benefit under the Nonqualified Plan can be paid for life with a 120-month certain pay-out or on a joint and survivor basis at Mr. Kuester’s option. The pay-out option elected may also affect the amount of the annual benefit. Mr. Kuester’s estimated monthly retirement benefit beginning at age 65 is $75,853, determined based on the five year average compensation earned through December 31, 2006 and the actuarial and interest rate assumptions described herein. Mr. Kuester has the option, in certain circumstances, to elect to receive the present value of the benefits to which he is entitled under the Nonqualified Plan upon a Change of Control regardless of his age at that point.

(2)	The Company has agreed to provide Mr. Furlong with a supplemental retirement benefit (the “SERP Agreement”). The purpose of the SERP Agreement is to provide an annual retirement benefit such that the sum of the benefits from the Company’s contributions into its qualified and non-qualified retirement programs, Social Security and the SERP Agreement equals 55% of the sum of Mr. Furlong’s highest average salary and annual short-term incentive compensation for any five of his last ten years of employment. The benefits under the SERP Agreement will begin vesting at age 55, and will be fully vested at age 62. If Mr. Furlong’s employment terminates prior to his attaining age 55 other than by reason of death or disability or in connection with a change of control of the Company, he will receive no benefits under the SERP Agreement. The total benefit under the SERP Agreement will be adjusted in the event of death or disability before age 62, and can be paid for life with a 120-month certain pay-out or on a joint and survivor basis at Mr. Furlong’s option. The payout option elected may also affect the amount of the annual benefit. Mr. Furlong’s estimated monthly retirement benefit beginning at age 65 is $39,164, determined based on the five year average compensation earned through December 31, 2006 and the actuarial and interest rate assumptions described herein. In the event of a change of control before Mr. Furlong attains age 55, 44% of the benefits under the SERP Agreement will be vested, and an additional 4% of the benefits will vest for each subsequent year. In the event of a change of control after Mr. Furlong attains age 55, the benefits under the SERP Agreement will be fully vested.

(3)	Benefits under the Nonqualified Plan and the SERP Agreement are not based on years of credited service.

(4)	The present value of accumulated benefits under the Nonqualified Plan and the SERP Agreement were determined assuming a discount rate of 6% and mortality rates that were based on the 1983 Group Annuity Mortality Table, and were based on compensation earned through December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2006

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Dennis J. Kuester	$2,160,218	$160,992	$1,246,641	—	$19,745,566
Mark F. Furlong	1,381,559	77,720	427,217	—	5,674,758
Frank R. Martire	846,834	57,200	235,969	—	3,310,143
Gregory A. Smith	1,074,965	—	56,018	—	1,130,982
John M. Presley	68,222	74,844	45,227	$(756,377)	101,655
Michael D. Hayford	144,000	44,444	57,735	—	911,417

(1)	All executive contributions and contributions by M&I have been reported in the Summary Compensation Table in either current or prior years, with the exception of Mr. Hayford who was not a named executive officer in prior years. Mr. Hayford’s executive contributions are reflected in the current year Summary Compensation Table. M&I’s contribution for Mr. Hayford is not shown in the Summary Compensation Table and has not been shown in prior years because the contribution relates to compensation earned by Mr. Hayford in 2005.

(2)	Executives who elect to defer base salary or non-equity incentive payments or who receive employer contributions under the Deferred Compensation Plan, as described below, may choose from two investments options: a fixed rate option equal to the Moody’s “A” Long-Term Corporate Bond Rate for the month of September of the previous year and an equity option equal to the total return of the S&P 500 Index. The Moody’s rate for 2006 was 5.50%, and the individual earnings for the Moody’s investment were as follows: Mr. Kuester—$803,774; Mr. Furlong—$99,915; Mr. Martire—$96,616; Mr. Smith—$776; Mr. Presley—$4,121; and Mr. Hayford—$34,422. Individual earnings based on the return of the S&P 500 Index were as follows: Mr. Smith—$3,832 and Mr. Presley—$940. To the extent an executive elects to defer the receipt of restricted shares, the sole investment choice is M&I common stock. The individual earnings based on the return of M&I stock were as follows: Mr. Kuester—$442,867; Mr. Furlong—$327,302; Mr. Martire—$139,353; Mr. Smith—$51,410; Mr. Presley—$40,166 and Mr. Hayford—$23,313.

(3)	Represents unvested contributions which were forfeited due to Mr. Presley’s termination of employment in March 2006.

(4)	Amounts in this column reflect deferrals and earnings under the Company’s deferred compensation plans, beginning in 1997 and through December 31, 2006. Disclosure of aggregate earnings under nonqualified deferred compensation plans was not previously required. Therefore, the following amounts have not been reported in the Summary Compensation Table in either the current or prior years: Mr. Kuester—$4,955,710; Mr. Furlong—$953,395; Mr. Martire—$380,875; Mr. Smith—$56,018; Mr. Presley—$79,249; and Mr. Hayford—$767,417. With the exception of Mr. Hayford, who was not a named executive officer in prior years, these amounts represent the aggregate earnings under the plan since inception.

The 2005 Marshall & Ilsley Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) provides selected key employees of the Company, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of bonus. Those employees electing to participate have two investment options for amounts deferred: a fixed rate option equal to the Moody’s “A” Long-Term Corporate Bond Rate for the month of September of the previous year and an equity option equal to the total return of the S&P 500 Index. The percentage allocated to any investment option may not be less than 10% and elections may be changed semi-annually. The Deferred Compensation Plan also allows participants to defer the receipt of restricted shares and shares issued upon the exercise of stock options. However, participants are not entitled to defer shares issued upon exercise of stock options until such time as the administrator of the Deferred Compensation Plan determines that such a deferral is permissible under Section 409A of the Code. Amounts deferred are distributable upon termination of employment at the election of the participant.

The distribution election choices under the Deferred Compensation Plan range from lump sum distribution to a pay-out over 15 years if a participant’s employment terminates on or after age 55, other than because of death or disability, with at least 10 years of service. For future plan year deferrals, distribution election choices may change, but only those distribution methods permitted under Section 409A of the Code will be allowed. Amounts deferred and investment returns thereon are held in the Marshall & Ilsley Corporation Deferred Compensation Trust II of which Marshall & Ilsley Trust Company National Association is the trustee (the “Trust”). In addition to participant-directed deferrals, the Compensation Committee may require deferrals of any amount necessary to ensure the deductibility of compensation paid to a named executive officer under federal income tax law. Participants in the Deferred Compensation Plan are also eligible to receive an employer contribution equal to the amount that would have been allocated to such participant’s account under the M&I Retirement Growth Plan absent statutory limitations on compensation. This contribution is credited to an account which vests after an employee has five years of “vesting service” (as defined in M&I’s Retirement Growth Plan). Participants have the same investment and pay-out elections with respect to these accounts as with other accounts in the Deferred Compensation Plan, and amounts credited are held in the Trust. To the extent participants do not receive matching amounts under M&I’s qualified retirement plan due to deferrals that reduce their taxable compensation below the qualified plan limits, participants receive a makeup matching amount under the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE OF CONTROL

Termination Payments. The Company does not have employment agreements with any of its named executive officers, nor does it currently intend to enter into any such agreements. Likewise, the Company does not have a written policy regarding the payments and benefits that named executive officers may be eligible for upon termination by the Company without cause or upon a termination that is mutually agreed upon by the Company and executive. Based on the Company’s past practice, in the event of terminations that have been mutually agreed upon by the Company and executive, named executive officers have received up to two times base salary and target annual incentive opportunity, employer-subsidized health and dental insurance for the 24-month period, and have been given their Company-owned automobile. In exchange for such payments and benefits, the named executive officer terminating employment has generally agreed to provide certain transition services and to release the Company from certain potential legal liabilities, and has agreed to non-compete provisions. If named executive officers had terminated employment pursuant to a mutually agreed upon arrangement on December 31, 2006, assuming the Company were to follow its past practice with respect to the payments and benefits described above, the maximum value of the payments and benefits received by each of the named executive officers would have been as follows: Mr. Kuester—$4,163,000; Mr. Furlong—$2,473,000; Mr. Martire—$1,963,000; Mr. Smith—$1,683,000; and Mr. Hayford—$1,621,000. These amounts do not include the value of other miscellaneous benefits that have been provided in certain situations in the past and may be made in the future to named executive officers upon a termination of their employment, depending upon the circumstances of the individual named executive officer and of his termination. In certain past situations, these have included payments for such items as outplacement services, legal fees and tax preparation services.

Stock Option and Restricted Stock Plans. Under the Company’s 1997, 2000 and 2003 Executive Stock Option and Restricted Stock Plans and the 2006 Equity Incentive Plan (the “Plans”), in the event of a change of control of the Company (as defined in the Plans), all outstanding stock options and restricted shares become fully vested. In the event of normal retirement (defined as age 65) or early retirement (generally defined as age 55 with at least 10 years of service), the Committee’s past practice has been to accelerate the vesting of any outstanding restricted shares as of the date of such retirement. In the event of death, all outstanding stock options and restricted shares become fully vested. In the event of disability, the period of disability is treated as continuing employment for purposes of the Plans. The value to each named executive officer of the accelerated vesting of any unvested options and restricted shares had any of these situations occurred on December 31, 2006 (based on a year-end stock price of $48.11) would have been as follows: Mr. Kuester—$3,139,178; Mr. Furlong—$3,244,739; Mr. Martire—$1,425,473; Mr. Smith—$1,208,294; and Mr. Hayford—$752,712.

Long-Term Incentive Plan. Under the LTIP, in the event of a change of control of the Company (as defined in the LTIP), the executive is entitled to a payout of any outstanding units based on the attainment of the performance criteria on the date the change of control occurs, unless the Compensation Committee provides otherwise at the time an award is made. In the event of normal retirement (defined as age 65), executives participate in the LTIP as to performance units already awarded for the duration of the performance period. Likewise, in the event of early retirement (generally defined as age 55 with at least 10 years of service), the Compensation Committee’s past practice has been to allow executives to participate in the LTIP as to performance units already awarded for the duration of the performance period. In the event of death, the executive’s beneficiary may continue to participate in the LTIP as to the performance units already awarded until the close of the calendar year in which the executive dies, unless the Compensation Committee provides otherwise at the time an award is made. If the Compensation Committee determines that the relevant performance criteria have been met as of the close of the calendar year, the executive’s beneficiary would receive a prorated award of the outstanding units. In the event of disability, the period of disability is treated as continuing employment for purposes of the LTIP. The value to each participating named executive officer of accelerated vesting or continued participation in the LTIP for the duration of each applicable plan period had any of these situations occurred on December 31, 2006 (based on target performance and a year-end stock price of $48.11) would have been as follows: Mr. Kuester—$2,597,940; Mr. Furlong—$1,876,290; and Mr. Smith—$240,550.

Metavante Long-Term Incentive Plan. Under the Metavante Long-Term Incentive Plan (the “Metavante LTIP”), in the event of a change of control of the Company or Metavante (as defined in the Metavante LTIP), the executive is entitled to a payout of any outstanding awards based on the attainment of the performance criteria on the date the change of control occurs, unless the Committee provides otherwise at the time an award is made. In the event of normal retirement (defined as age 65) or death, the executive (or the executive’s beneficiary) may continue to participate in the Metavante LTIP as to outstanding awards for the duration of the performance period. Likewise, in the event of early retirement (generally defined as age 55 with at least 10 years of service), if the Compensation Committee were to act in a manner consistent with its past practice regarding the LTIP, the executive would be allowed to continue to participate in the Metavante LTIP as to outstanding awards for the duration of the performance period. In the event of disability, the period of disability is treated as continuing employment for purposes of the Metavante LTIP. The value to each participating named executive officer of accelerated vesting or continued participation in the Metavante LTIP for the duration of each applicable plan period had any of these situations occurred on December 31, 2006 (based on target performance) would have been as follows: Mr. Martire—$850,000 and Mr. Hayford—$500,000.

Change of Control Agreements and Related Matters. In order to assure management continuity and stability, M&I has entered into Change of Control Agreements (the “M&I Change of Control Agreements”) with all of the named executive officers. The M&I Change of Control Agreements with the named executive officers are substantially similar and each have a term of three years (with the exception of Mr. Hayford, whose Change of Control Agreement has a term of two years).

The M&I Change of Control Agreements guarantee the named executive officers specific payments and benefits upon a termination of employment as a result of a change of control of M&I. If a change of control occurs, the contract becomes effective and continues for the relevant term. The employment term renews on a daily basis until M&I gives notice to terminate the daily renewal.

The M&I Change of Control Agreements provide for specified benefits after a change of control if the named executive officer voluntarily terminates for “good reason” or is involuntarily terminated other than for “cause” (as such terms are defined in the M&I Change of Control Agreements). In addition, in the case of some M&I Change of Control Agreements, at the end of six months after a change of control, the named executive officer may terminate employment for any reason and is entitled to receive full benefits. Upon a termination, the named executive officer is entitled to (a) a lump sum payment equal to two or three times (depending on whether the contract is a two- or three-year contract) the sum of the named executive officer’s current base salary plus the higher of the named executive officer’s bonus for the last year or the named executive officer’s average bonus for the past three years, (b) a proportionate amount of any unpaid bonus deemed earned for the year of termination, (c) a lump sum payment equal to the retirement benefits lost as a result of not having been employed for the remaining contract term, (d) health and other benefits for the remaining contract term, and (e) payments for certain other fringe benefits. In the event of a termination of employment as a result of his death, the named executive officer’s beneficiary is entitled to six months of base salary. No additional benefits are guaranteed under the contract upon an named executive officer’s disability or termination of employment by M&I for cause.

Under the M&I Change of Control Agreements, if the named executive officer voluntarily terminates his employment for good reason or his employment is involuntarily terminated other than for cause following a change of control, options held by the named executive officers will remain exercisable for the lesser of (a) the remainder of their respective terms or (b) one year after the named executive officer’s death. The M&I Change of Control Agreements also provide for “gross-up” payments in the event payments to an Executive under the M&I Change of Control Agreement are subject to the excise tax (the “Excise Tax”) provided for under Section 4999 of the Code, or any similar federal, state or local tax which may be imposed, in an amount such that the net amount retained by the named executive officer, after deduction of any Excise Tax on the payments and any federal, state and local income tax and Excise Tax on the gross-up payment, shall be equal to the payments then due.

In addition, M&I has entered into substantially similar change of control agreements (the “Metavante Change of Control Agreements”) for certain officers of Metavante, including Mr. Hayford and Mr. Martire, both of whom are also covered under M&I Change of Control Agreements. The Metavante Change of Control Agreements are triggered upon a change of control of Metavante rather than M&I. In no event will payments be made or benefits be paid to the Metavante employees under both agreements. The Metavante Change of Control Agreements provide for specified benefits upon a change of control of Metavante if an employee voluntarily terminates employment for “good reason,” or is involuntarily terminated other than for “cause” (as such terms are defined in the Metavante Change of Control Agreements), within a three-year period following the change of control. In these events, the employee is entitled to substantially the same compensation as described above under the M&I Change of Control Agreements, including an Excise Tax gross-up payment. The treatment of an employee under the Metavante Change of Control Agreements in the event of termination of employment because of death, disability or termination for cause is the same as under the M&I Change of Control Agreements.

If a named executive officer had been terminated as of December 31, 2006 either voluntarily with good reason or involuntarily without cause following a change of control, the maximum value of the payments and benefits payable to such named executive officer under these agreements (including the maximum 280G gross-up as applicable, calculated using a 61.9% combined federal and state tax rate) would have been as follows: Mr. Kuester—$7,865,981; Mr. Furlong—$8,085,569; Mr. Martire—$5,989,227; Mr. Smith—$4,871,387; Mr. Hayford—$2,998,742. These amounts do not include the value of stock options, restricted shares or LTIP performance units that would vest upon a change of control, regardless of whether the executive’s employment terminated.

Supplemental Retirement Benefit. If a change of control had occurred on December 31, 2006, 44% of the benefits under Mr. Furlong’s SERP Agreement would have been vested. If a change of control were to occur subsequent to 2006, an additional 4% of the benefits would vest for each subsequent year. In the event of a change of control after Mr. Furlong attains age 55, the benefits under the SERP Agreement will be fully vested. The terms of the SERP Agreement are described in more detail in footnote 2 to the Pension Benefits table set forth above in this Proxy Statement.

Death Benefit Award Agreements. Because of changes in the federal income tax law governing the taxation of split-dollar life insurance benefits, in 2003 M&I entered into death benefit award agreements with Mr. Kuester and certain other senior executives under which a nonqualified death benefit plan was substituted for their previous life insurance arrangements. Originally, the life insurance arrangements were provided in lieu of certain benefits to which Mr. Kuester was entitled under the Deferred Compensation Plan, a substantial portion of which were attributable to past deferrals of Mr. Kuester’s compensation. Pursuant to the death benefit award agreements, the beneficiaries of Mr. Kuester are provided with a “death benefit” that is a formula amount based primarily on certain life insurance proceeds. On a present value basis, the new arrangements were structured to be economically neutral to M&I as compared to the life insurance arrangements. Under his death benefit award agreement, as of December 31, 2006, the amount payable to Mr. Kuester’s beneficiaries upon his death was $9,288,546. To informally fund a significant portion of the benefits owed to Mr. Kuester under this arrangement, M&I owns and is the beneficiary of two life insurance policies on the life of Mr. Kuester, on which it made premium payments totaling $373,035 in 2006.

DIRECTOR COMPENSATION FOR FISCAL 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Richard A. Abdoo (3)	$17,667	—	—	$17,667
Malcolm M. Aslin	35,250	$91,990	—	127,240
Andrew N. Baur	47,000	—	—	47,000
Jon F. Chait	53,000	—	—	53,000
John W. Daniels, Jr.	60,500	—	—	60,500
Bruce E. Jacobs	62,000	—	—	62,000
Ted D. Kellner	69,500	137,985	—	207,485
Katharine C. Lyall	59,000	137,985	—	196,985
John A. Mellowes	47,000	—	—	47,000
Edward L. Meyer, Jr.	44,000	—	—	44,000
San W. Orr, Jr.	87,000	—	—	87,000
Robert J. O’Toole	70,500	—	—	70,500
Peter M. Platten III	61,250	137,985	—	199,235
John S. Shiely	73,500	—	—	73,500
James A. Urdan (3)	20,417	—	—	20,417
Debra S. Waller	45,500	—	—	45,000
George E. Wardeberg	67,500	—	—	67,500
James B. Wigdale (4)	66,500	137,985	$50,000	254,485

(1)	Represents the expense recognized by the Company in accordance with FAS 123(R). The assumptions used to determine such value are described in Note 18 to the consolidated financial statements in M&I’s annual report on Form 10-K for the year ended December 31, 2006.

(2)	With the exception of Mr. Aslin, the directors who received stock options in 2006 were those who were elected at the 2006 Annual Meeting of Shareholders. Mr. Aslin, who joined the board as of April 1, 2006, received a prorated number of stock options in connection with his appointment. Total stock options held as of December 31, 2006 by individuals who served as directors of the Company during 2006 were as follows: Mr. Abdoo—15,000; Mr. Aslin—10,000; Mr. Baur—15,000; Mr. Chait—45,000; Mr. Daniels—15,000; Mr. Jacobs—30,000; Mr. Kellner—45,000; Ms. Lyall—55,000; Mr. Mellowes—30,000; Mr. Meyer—45,000; Mr. O’Toole—30,000; Mr. Orr—45,000; Mr. Platten—48,334; Mr. Shiely—45,000; Mr. Urdan—25,000; Ms. Waller—15,000; Mr. Wardeberg—40,000; and Mr. Wigdale—1,335,000.

(3)	Messrs. Abdoo and Urdan did not stand for re-election at the Company’s 2006 Annual Meeting of Shareholders.

(4)	All Other Compensation includes the benefit provided by the Company on behalf of Mr. Wigdale under his consulting agreement with the Company, which is described in detail under the heading “Loans and Other Transaction with the Company” in this Proxy Statement.

Directors of M&I who are not employees are paid a retainer fee of $35,000 per year. In addition, non-employee directors receive a fee of $1,500 for each Board meeting and each committee meeting which they attend. The chair of the Audit Committee is paid a retainer fee of $10,000 per year. The chairs of the Compensation, Nominating, Retirement Investment and Risk Management Committees are each paid a retainer fee of $7,500 per year. The director appointed to act as presiding director at the non-management executive sessions of the Board is paid $5,000 per year to act in such capacity. M&I has established a deferred compensation plan for its directors. Under such plan, all or part of the fees received by a director may be deferred at the election of the director. Amounts deferred may be allocated to one of two accounts as selected by the participating director: (i) the Common Stock account or (ii) a cash account, earning interest at a rate equal to that earned on U.S. Treasury Bills with maturities of 13 weeks. Payment of benefits from the Common Stock account is made in shares of Common Stock. The deferred compensation plan also allows directors to defer the receipt of shares issued upon the exercise of stock options, but only to the extent allowable under Section 409A of the Code. Deferred amounts are payable to a participating director at the election of the participating director. The election choices for 2007 plan year deferrals range from lump sum distribution after termination to five or ten annual installments after termination of service. Messrs. Aslin, Daniels, Jacobs, Kellner, Mellowes, Meyer, O’Toole and Urdan elected to defer compensation under the plan during 2006.

Directors of M&I who are also directors of subsidiaries of M&I receive compensation from such subsidiaries in varying amounts based on the director compensation schedule of such subsidiaries. Directors of subsidiaries of M&I may also elect to defer compensation under the plan. Messrs. Jacobs, Wardeberg and Wigdale are directors of M&I Bank, and Mr. Baur is Chairman of Southwest Bank of St. Louis. In addition, it has been the practice of the Company that individuals who served as directors of M&I Bank prior to 1994 are elected Directors Emeritus of M&I Bank each year for a number of years equal to the length of time such person served as director. Pursuant to this practice, such Directors Emeritus directors receive a fee equal to the retainer fee in effect for directors of M&I Bank at the time such person retired from the board. Current directors of M&I who are eligible to become Directors Emeritus of M&I Bank include Messrs. Orr, Wardeberg and Wigdale.

Directors of M&I who are not employees of M&I or its subsidiaries also participate in the Company’s stock option plans. On the date of each Annual Meeting of Shareholders, each participant in the plan elected or re-elected as a director at such Annual Meeting receives an option for that number of shares of Common Stock equal to the multiple of 5,000 and the number of years in the term to which such participant has been elected. In addition, a person who becomes a participant because such person is appointed to fill a vacancy on the Board of Directors, or a director who becomes a participant because such director ceases to be employed by the Company or its subsidiaries, will receive, on the date of the next Annual Meeting, an option for that number of shares of Common Stock equal to a multiple of 5,000 and the number of years remaining in such participant’s term as a director of the Company. Under the terms of this plan, the option price per share will not be less than 100% of the fair market value of the shares on the date the option is granted, the options will not be exercisable more than 10 years after the date of grant, and the options will terminate no later than three years after the participant ceases to be a director of the Company for any reason. Such options may be exercised at any time after they are granted. The exercise price of an option may, at the participant’s election, be paid in cash or previously owned shares of Common Stock or a combination thereof.

If the proposal to amend the Company’s Restated Articles of Incorporation to declassify the Board of Directors as described on page 42 is approved by the Company’s shareholders, each participant in the plan elected or re-elected as a director at each Annual Meeting beginning with the 2007 Annual Meeting of Shareholders will receive an option for 5,000 shares of Common Stock.

M&I allows directors and their spouses incidental use of Company aircraft for personal purposes. Under this incidental use arrangement, the director and the director’s spouse are, on occasion, allowed to use otherwise unoccupied space on Company aircraft for a flight which was otherwise scheduled.

EQUITY COMPENSATION PLAN INFORMATION(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(3)(4)
Equity compensation plans approved by security holders	26,937,993	$35.68	18,419,580
Equity compensation plans not approved by security holders (5)	0	0	0
Total	26,937,993	35.68	18,419,580

(1)	The table does not include information regarding the following plans: the Company’s Dividend Reinvestment and Cash Investment Plan; and the M&I Retirement Program (an employee benefit plan intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended).

(2)	Includes 26,324,536 shares to be issued upon exercise of outstanding options under all of the Company’s stock option plans. This includes 293,974 shares to be issued upon exercise of outstanding options under plans assumed by the Company in mergers. The weighted-average exercise price of outstanding options granted under plans assumed in mergers as of December 31, 2006 was $15.28. There will be no further grants under these assumed plans. Also includes 613,457 shares held in the Directors Deferred Compensation Plan. These shares were not included in computing the weighted average exercise price. Under the Directors Deferred Compensation Plan, directors may elect to defer all or a portion of their directors’ fees into one of two accounts: (i) a cash account, earning interest at a rate equal to that earned on U.S. Treasury Bills with maturities of 13 weeks, or (ii) a Common Stock account in which shares are purchased on the open market and held in trust until the director’s retirement.

(3)	Does not include 380,350 outstanding units awarded and 952,250 units available for issuance under the 1994 Long-Term Incentive Plan (not including additional units credited to the accounts of participants in lieu of the payment of cash dividends). See the description of the 1994 Long-Term Incentive Plan in the narrative following the “Grants of Plan-Based Awards in Fiscal 2006” table in this Proxy Statement. Any payout obligations under the LTIP must be satisfied in cash, in an amount equal to the fair market value of the number of shares represented by the units. Also does not include 543,570 shares held in the Executive Deferred Compensation Plan. Under the Executive Deferred Compensation Plan, participants had the ability to elect to defer the receipt of restricted shares and shares issued upon the exercise of stock options. However, participants are no longer entitled to defer shares issued upon the exercise of stock options until such time as it is determined that such a deferral is permissible under Section 409A of the Internal Revenue Code.

(4)	Includes 4,697 shares available for issuance under the 1997 Executive Stock Option and Restricted Stock Plan; 41,216 shares available for issuance under the 2000 Executive Stock Option and Restricted Stock Plan; 824,682 shares available for issuance under the 2000 Employee Stock Purchase Plan; 48,985 shares available for issuance under the 2003 Executive Stock Option and Restricted Stock Plan; and 17,500,000 shares available for issuance under the 2006 Equity Incentive Plan. Under the 2000 Employee Stock Purchase Plan, eligible employees may purchase shares quarterly by payroll deductions, subject to certain aggregation limits, at a purchase price equal to 85% of the fair market value of the Company’s Common Stock on the last day of the quarter. The number of shares available for sale under the plan may be increased on January 1 of each year by an amount equal to the lesser of (i) 200,000 shares, (ii) the number of shares purchased by employees under the plan in the previous year or (iii) a lesser amount determined by the Board of Directors.

(5)	All of the Company’s existing equity compensation plans have been approved by shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee of Marshall & Ilsley Corporation has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	received the written disclosures and the letter from Deloitte & Touche required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; and

•	discussed with Deloitte & Touche the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Fees Paid to Independent Auditors

The following table presents fees for audit services rendered by Deloitte & Touche for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed by Deloitte & Touche for other services rendered during the same periods.

	2006	2005
Audit Fees	$1,892,000	$1,649,000
Audit-Related Fees	1,755,000	1,413,000
Tax Fees	165,000	499,000
All Other Fees	—	—

Total	$3,812,000	$3,561,000

Audit Fees. Services rendered in this category in 2006 and 2005 consisted of:

•	audits of the consolidated and various affiliates’ financial statements;

•	reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q;

•	audit of the Company’s internal control over financial reporting and attestation to management’s assessment thereof; and

•

services associated with registration statements, periodic reports and other documents filed with the Securities and Exchange Commission or other documents issued in connection with securities offerings, such as comfort letters and consents.

Audit-Related Fees. Services rendered in 2006 and 2005 in this category, which includes assurance and related services by Deloitte & Touche that are reasonably related to the performance of the audit or review of the Company’s financial statements, consisted primarily of:

•	internal control reviews, including SAS 70 reviews of the internal controls that were in operation at the Company’s service organizations;

•	due diligence services pertaining to acquisitions and dispositions;

•	attestation to management’s assertions relating to minimum servicing standards for certain securitization trusts;

•	financial statement audits of employee benefit plans and common and collective funds; and

•	various agreed upon procedure reports.

Tax Fees. The aggregate fees billed in 2006 and 2005 for services rendered in this category, which includes professional services rendered by Deloitte & Touche for tax compliance, tax advice and tax planning consisted primarily of:

•	tax planning and other non-compliance consultation, including tax audit assistance and ruling requests; and

•	tax compliance and ruling requests, including federal and state tax return preparation.

All Other Fees. Deloitte & Touche did not provide any products and services other than the services reported above in 2006 and 2005.

Pre-Approval Policy

The Audit Committee must pre-approve all audit and non-audit services to be provided by the Company’s independent auditors, subject to a de minimus exception as provided in its charter. The Audit Committee has adopted a pre-approval policy relating to audit and non-audit services. This policy provides that the Company’s auditors may only provide those “tax” and “other” services that the Audit Committee believes will not impair the auditors’ independence. The Audit Committee believes that the provision of audit-related services, which are traditionally performed by the independent auditors, does not impair the independence of the auditors.

The pre-approval policy describes the permitted audit, audit-related, tax and other services that have the pre-approval of the Audit Committee, including the pre-approved fee levels for all services. Unless a type of service to be provided by the independent auditors has received general pre-approval, it must receive specific pre-approval by the Audit Committee. Any proposed services exceeding the pre-approved fee levels require specific pre-approval by the Audit Committee. The term of any pre-approval is generally one year from the date of pre-approval or, if the pre-approval relates to a specific project, for the term of the project. The chair of the Audit Committee has the authority to grant pre-approvals of audit and non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee will annually review and pre-approve services that may be provided by the independent auditors.

The Audit Committee:

Mr. Orr, Chairman                                 Mr. Jacobs                                 Ms. Lyall

2. AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

The Company’s Restated Articles of Incorporation currently provide for the classification of the Board of Directors into three classes designated as Class I, Class II and Class III, with the term of office of each class being three years. The Company’s Board and the Nominating and Corporate Governance Committee of the Board have considered the arguments in favor of and against a classified Board of Directors on several occasions. While the Board believes that the classified structure has provided stability and facilitated the development by the Company’s directors of a deep understanding of the Company’s businesses and markets and the ability to plan and execute long-term strategies for the direction of the Company, the Board also recognizes growing sentiment among shareholders that annual election of directors would increase the directors’ accountability to the Company’s shareholders. At the Company’s 2006 Annual Meeting, 50.3% of the Company’s shareholders who voted on the matter voted in favor of a shareholder proposal to request the Company’s Board of Directors to declassify the Board.

After careful consideration, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that annual election of directors is in the best interests of the Company and its shareholders and that the classified Board structure should be eliminated. Accordingly, the Board has adopted resolutions, subject to shareholder approval, amending Article VI of the Company’s Restated Articles of Incorporation to eliminate classification of the Board and to make certain conforming changes to Article VI. Under the proposed amendment, all directors standing for election would be elected for one-year terms as follows:

•	The six directors elected at the 2007 Annual Meeting will be elected for a term expiring at the 2008 Annual Meeting and until their successors are elected;

•	The 11 directors not standing for election at the 2007 Annual Meeting will complete the remaining portions of their three-year terms;

•	Directors standing for election after the 2007 Annual Meeting will be elected for a term ending at the next Annual Meeting and until their successors are elected;

•	Beginning at the 2009 Annual Meeting, all directors whose terms expire at that meeting will be elected for terms expiring at the next Annual Meeting and until their successors are elected; and

•

Any director elected to fill a vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected.

In connection with the proposed amendment, the Board adopted, subject to the approval of the proposed amendment by the shareholders, a waiver of the age limitation on directors such that directors in office on the date of the 2007 Annual Meeting will continue to be eligible to be elected a director for any year in which such directors would have been eligible to serve had the Board remained classified.

If the proposed amendment is not approved by shareholders, the Board will retain its current classified structure, and the directors elected at the 2007 Annual Meeting will be elected for a three-year term expiring in 2010. All other directors will continue in office for the remainder of their full three-year terms, subject to their early retirement, resignation, removal or death.

The proposed amendment to the Company’s Restated Articles of Incorporation is set forth in Appendix B to this Proxy Statement with deletions indicated by strikeouts and additions indicated by underlining.

Vote Required

Approval of this proposal would require the affirmative vote of two-thirds of the outstanding shares of the Company’s common stock entitled to vote on the proposal.

The Board of Directors recommends a vote FOR approval of the amendment to the Company’s Restated Articles of Incorporation to declassify the Board of Directors.

3. APPROVAL OF THE ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN

The Compensation Committee has approved an amended and restated Annual Executive Incentive Compensation Plan (the “Plan”) effective as of February 15, 2007 and for subsequent years unless and until terminated by the Committee. The Plan will supersede the Company’s prior incentive plan which was in effect for calendar years 2002 through and including 2006. The Plan is intended to establish a correlation between the annual incentives awarded to the participants and the performance of the Company or one of its divisions or subsidiaries. Participants will receive an incentive award if the performance goals set by the Committee pursuant to the terms of the Plan are met. The Plan, as adopted, is subject to approval by the Company’s shareholders and will only take effect if such approval is obtained. The Plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code, and the regulations thereunder, so that compensation received will be performance-based compensation excludable from the $1 million limitation on deductible compensation.

Participants in the Plan will be limited to the Chairman of the Board, President, Chief Financial Officer and any other participants designated by the Committee or senior management. Participation in the Plan in one performance year does not guarantee participation in a subsequent performance year. A person who becomes a participant after the commencement of a performance year under the Plan will be eligible to receive a pro rata award based on the number of full months remaining in the performance year after he or she becomes a participant. During the first ninety days of each performance year, the Committee will fix the objective criteria for determining whether an award will be payable and, if so, the amount of the award. The performance criteria among which the committee may select are earnings per share, earnings, return on average equity, return on average assets or revenue, to be used singularly or in combination, as the Committee determines, to measure the performance of the Company or an applicable division or subsidiary. The performance criteria and the percentage of base salary awarded for achieving the goals set by the Committee may vary from year to year.

If and to the extent the performance criteria set by the committee are achieved, all or a portion of the award will be paid, based on a percentage of each participant’s base salary earned for the performance period. For example, if the targeted performance level is achieved for 2007, the Chief Executive Officer will receive an award of 120% of base salary. If the performance achieved for 2007 is less than threshold, the Chief Executive Officer will not receive an award. If the maximum performance level is achieved, the Chief Executive Officer will receive an award equal to 204% of base salary. The percentage opportunities will be less for other participants in the plan. If the performance falls between the performance goals established by the Committee, the Plan provides that the award will be determined by linear interpolation. In succeeding performance years, the awards may be larger or smaller depending upon a variety of factors, such as the extent to which performance targets are attained, the base salary for that performance year, and the individual award percentages, but in no event will a participant receive an award in any year that exceeds $3,000,000. The Committee retains full discretion to reduce or eliminate any award which may be earned by a participant under the Plan if it determines it is in the best interests of the Company to do so. The Committee may amend or terminate the plan at any time, provided that to the extent required to meet the requirements of Section 162(m) of the Internal Revenue Code for performance-based compensation, any amendment that makes a material change to the plan must be approved by the shareholders of the Company. Any amounts to be received by participants under the plan are not yet determinable.

The complete text of the Annual Executive Incentive Compensation Plan is set forth in Appendix C. The foregoing summary of the material features of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix C.

Vote Required

Approval of the Plan requires the affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the Company’s outstanding shares. Abstentions will have the effect of votes against the proposal and broker non-votes will not be counted as votes cast on the proposal.

The Board of Directors recommends a vote FOR approval of the Annual Executive Incentive Compensation Plan.

4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 and is seeking the ratification of their appointment by the shareholders. Deloitte & Touche audited the Company’s financial statements for the fiscal year ended December 31, 2006. Representatives of Deloitte & Touche will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

Ratification of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending December 31, 2007 requires that the number of votes cast in favor of ratification exceed the number of votes cast against ratification. If the appointment of Deloitte & Touche is not ratified, the Audit Committee will consider the shareholders’ action in deciding whether to appoint Deloitte & Touche as the Company’s independent auditors for 2007.

The Board of Directors recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

SUBMISSION OF SHAREHOLDER PROPOSALS

The 2008 Annual Meeting of Shareholders is scheduled for April 23, 2008. In accordance with the Company’s By-laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2008 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2008 Annual Meeting of Shareholders must be submitted to the Company no later than January 25, 2008. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with the Company’s By-laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2008 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, 770 North Water Street, Milwaukee, Wisconsin 53202 on or before November 17, 2007. Proposals should be directed to Mr. Randall J. Erickson, Senior Vice President, General Counsel and Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

PENDING LEGAL PROCEEDINGS

No director or executive officer is an adverse party or has an interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 2006 all filing requirements were complied with, except that a late report was filed in connection with a transaction by Patricia R. Justiliano, Senior Vice President and Corporate Controller of the Company.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 23, 2007. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this Proxy Statement, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote electronically using the Internet, telephonically, or what is required to vote your shares in person at the Annual Meeting.

OTHER MATTERS

Although management is not aware of any other matters that may come before the meeting, if any such matters should be properly presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Randall J. Erickson, Senior Vice President, General Counsel and Secretary

Appendix A

CATEGORICAL STANDARDS FOR LENDING, BANKING AND OTHER

BUSINESS RELATIONSHIPS INVOLVING MARSHALL & ILSLEY

CORPORATION DIRECTORS

February 15, 2007

A.	Unless the Board of Directors of the Corporation determines otherwise, a director of the Corporation who otherwise meets the independence standards set forth in Section 303A of the NYSE Corporate Governance Listing Standards (the “NYSE Listing Standards”) will not fail to be deemed “independent” for purposes of the NYSE Listing Standards solely as a result of the following relationships:

1.	Lending and Banking Relationships

Lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between the Corporation and its subsidiaries, on the one hand, and the director or a company with which the director is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other, provided that

(a)	such relationships are in the ordinary course of business of the Corporation and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

(b)	with respect to extensions of credit by the Corporation or its subsidiaries to any such person or company, such extensions of credit:

(i)	have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934; and

(ii)	no event of default has occurred and is continuing under the loan.

2.	Other Business Relationships

(a)	Where a director was, more than three years ago, an employee of the Corporation, or where an immediate family member of a director was, more than three years ago, an executive officer of the Corporation;

(b)	where a director, or an immediate family member of such director, has received direct compensation from the Corporation in an amount equal to or less than $100,000, other than any director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), during any 12-month period within the last three years, or in any amount prior to the last three years;

(c)	(i) where a director, or an immediate family member of such director, was but is not currently a partner the Corporation’s internal or external auditing firm; (ii) where a director was but is not currently an employee of such a firm; (iii) where a director has an immediate family member who was but is not currently an employee of such a firm and who participated in the firm’s audit, assurance or tax compliance practice; or (iv) where a director, or an immediate family member of such director, was a partner or employee of such a firm more than three years ago;

(d)	where a director was, more than three ago, employed as an executive officer of another company where any of the Corporation’s present executive officers at the same time served on that company’s compensation committee;

A-1

(e)	where a director is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments (including payments of interest and other loan fees) to, or received payments from, the Corporation for property or services in an amount which, in any of the Corporation’s last three fiscal years, was equal to or less than the greater of $1 million or 2% of such other company’s consolidated gross revenues, or in any amount prior to the Corporation’s last three fiscal years; and

(f)	where a director is or was an executive officer of any tax exempt organization to which the Corporation made contributions in an amount equal to or less than the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues in any of the Corporation’s last three fiscal years, or in any amount prior to the Corporation’s last three fiscal years.

For purposes of the foregoing, the term “immediate family member” shall have the meaning set forth in the Commentary to Section 303A.02(b).

B.	Unless the Board of Directors of the Corporation determines otherwise, the relationships described in paragraphs A.1 and A.2 hereof will be deemed to be “immaterial” for purposes of Section 303A.02 of the NYSE Listing Standards.

A-2

Appendix B

PROPOSED AMENDMENT TO THE MARSHALL & ILSLEY CORPORATION

RESTATED ARTICLES OF INCORPORATION TO

DECLASSIFY THE BOARD OF DIRECTORS

ARTICLE VI

The business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provisions of these Restated Articles of Incorporation applicable thereto) shall be not less than 3 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office. ~~The directors shall be divided into three classes, designated Class I, Class II, and Class III, and the term of office of directors of each class shall be three years. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article VI, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors~~No decrease in the number of directors shall shorten the term of any incumbent director.

~~A director shall hold office until~~At the 2007 annual meeting ~~for the year in which his term expires and until his successor~~of shareholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of shareholders of the Corporation and until their successors shall be elected and shall qualify; at the 2008 annual meeting of shareholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 annual meeting of shareholders of the Corporation and until their successors shall be elected and shall qualify; and at each annual meeting of shareholders of the Corporation thereafter, the successors of the directors whose terms expire at that meeting shall be elected for terms expiring at the next annual meeting of shareholders of the Corporation and until their successors shall be elected and shall qualify. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office ~~for the remaining term of directors of the class to which he has been elected~~until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify.

Exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, no director of the Corporation may be removed from office, except for Cause and by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Article VI, the term “Cause” shall mean solely malfeasance arising from the performance of a director’s duties which has a materially adverse affect on the business of the Corporation.

No person, except those nominated by or at the direction of the Board of Directors, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request, in the form established by the Corporation’s By-laws, that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation not less than 30 days prior to the date fixed for such meeting, together with the written consent of such person to serve as a director. Where such a request for nomination and such consent have been timely received, but such nominee is unable or declines to serve, the person who placed the individual’s name in nomination may request that an alternative name be placed in nomination at the meeting.

Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Restated Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes ~~unless expressly provided by such terms,~~ and during the prescribed terms of office of such directors the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article VI.

B-1

Appendix C

MARSHALL & ILSLEY CORPORATION

ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN

as of February 15, 2007

1. Purpose. The Board of Directors of Marshall & Ilsley Corporation adopted this Annual Executive Incentive Compensation Plan (the “Plan”) on February 21, 2002. The Plan was amended on January 15, 2004 and February 15, 2007. The Plan is intended to establish a correlation between the annual incentives awarded to the participants and the financial performance of the Company or one of its divisions or subsidiaries. The participants will receive an incentive award if the performance goals, as fixed by the Compensation and Human Resources Committee of the Board of Directors of Marshall & Ilsley Corporation (the “Committee”) pursuant to the terms of the Plan, are met. Subject to approval by the shareholders of Marshall & Ilsley Corporation, the Plan will be applicable to 2002 and subsequent years unless and until terminated by the Committee. If shareholder approval is not obtained at such time(s) as the Plan is submitted to the shareholders for their approval, the Plan will not continue in effect. The Plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code, and the regulations thereunder, so that compensation received pursuant to the Plan will be performance-based compensation excludable from the $1 million limitation on deductible compensation.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Award Table” means a table similar in type to Exhibit A, with changes necessary to adapt to the performance criteria selected by the Committee for the Performance Year and to display other objective factors necessary to determine the amount, if any, of the incentive award for the Performance Year.

(b) “Board” means the Board of Directors of Marshall & Ilsley Corporation.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Compensation and Human Resources Committee of the Board.

(e) “Company” means Marshall & Ilsley Corporation and its subsidiaries including subsidiaries of subsidiaries and partnerships and other ventures in which Marshall & Ilsley Corporation has a significant equity interest, as determined in the sole discretion of the Committee.

(f) “Disability” means a condition that entitles the Participant to disability payments under the terms of the Company’s long-term disability plan.

(g) “Earnings” means the after-tax, consolidated, annual net income of the Company, or, in the case of Earnings of an applicable division or subsidiary, after-tax annual net income of the division or subsidiary, computed in accordance with U.S. generally accepted accounting principles and adjusted to eliminate the financial effects of specified transactions or occurrences as set forth at the time the Performance Goals are established by the Committee. These transactions or occurrences could include the dilutive impact of acquisitions, the effect of a change in accounting methods, the effect of a change in the statutory income tax rate, the gain or loss recognized from the sale of a division or subsidiary, and the income or loss associated with a material business or balance sheet restructuring.

(h) “Earnings per Share” means the portion of the Company’s Earnings allocable to each outstanding share of common stock during the accounting period, based on the average number of shares outstanding, computed on a fully-diluted basis in accordance with U.S. generally accepted accounting principles.

(i) “Participant” means any employee of the Company designated to participate in the Plan.

(j) “Performance Goal” means one or more of Earnings Per Share, Earnings, Return on Average Equity, Return on Average Assets or Revenue, which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company or an applicable subsidiary or division for the purpose of determining whether, and to what extent, an award will be payable under the Plan for the Performance Year. The Performance Goals applicable to each Participant in the Plan during any Performance Year do not have to be the same.

(k) “Performance Year” means the Company’s fiscal year. The initial Performance Year is 2002.

(l) “Plan” means the Marshall & Ilsley Corporation Annual Executive Incentive Compensation Plan.

(m) “Retirement” or “Retires” means the termination of employment of a Participant on or after attaining age 65, or due to early retirement with the consent of the Committee.

(n) “Return on Average Assets” or “ROAA” means Earnings for the accounting period divided by total average assets of the applicable entity for which Earnings have been determined.

(o) “Return on Average Equity or “ROAE” means Earnings for the accounting period divided by total average equity.

(p) “Revenue” means the consolidated, annual revenue of the Company, or, in the case of Revenue of an applicable division or subsidiary, annual revenue of the division or subsidiary, computed in accordance with U.S. generally accepted accounting principles and adjusted to eliminate the financial effects of specified transactions or occurrences as set forth at the time the Performance Goals are established by the Committee.

(q) “Salary” means base salary earned for each Performance Year determined in accordance with principles employed for reporting salary to the shareholders of Marshall & Ilsley Corporation in the annual Proxy Statement.

3. Participation. Participation in the Plan shall be limited to the Chairman (so long as he or she is an employee of the Company), President, Chief Financial Officer and any other Participants designated by the Committee or senior management. Participation in the Plan in one Performance Year does not guarantee participation in a subsequent Performance Year. A person who becomes a Participant after the commencement of a Performance Year shall be eligible to receive a pro rata award pursuant to Section 4, based on the number of full months remaining in the Performance Year after he or she becomes a Participant.

4. Determination of Awards.

(a) Before April 1, 2002, and thereafter, during the first ninety days of each succeeding Performance Year, the Committee will complete and adopt an Award Table substantially in the form attached as Exhibit A. The Award Table will fix the objective components for determining whether an award will be paid and, if so, the amount of the award. Awards are based on a percentage of each Participant’s Salary for the Performance Year, if and to the extent the relevant Performance Goal is achieved. If the performance falls between the Performance Goals set forth in the Award Table, the amount of the award will be determined by linear interpolation. The Performance Goals and targets for a Performance Year may not be modified after the first ninety days of a calendar year have elapsed.

(b) Before any award may be paid for a Performance Year, the Committee shall certify that the Performance Goals and other requirements of the Plan have been satisfied for the Performance Year. No payments shall be made unless and until the Committee makes this certification.

(c) Even though the Performance Goals have been met, (i) no award to a Participant with respect to a Performance Year shall exceed $3,000,000, and (ii) the Committee expressly reserves the right to reduce or eliminate entirely any award if it determines it is in the best interests of the Company to do so. Such determination shall be conclusive and binding.

5. Payment of Awards.

(a) If the Committee has made the certification required pursuant to Section 4(b), subject to Section 4(c), awards shall be payable not later than 60 days following the last day of the Performance Year for which they are computed. Notwithstanding the foregoing, (i) a Participant may defer receipt of an award by filing a timely election pursuant to the Company’s 2005 Executive Deferred Compensation Plan, as amended from time to time, or any successor thereto and (ii) if all or any portion of a Participant’s award is not deductible by the Company for federal income tax purposes because of limitations contained in Section 162(m) of the Code, the Committee may, in its sole discretion, require that the nondeductible portion be deferred to the Executive Deferred Compensation Plan. All awards under the Plan are subject to federal, state and local income and payroll tax withholding when paid.

(b) A Participant shall receive no award for a year if the Participant’s employment with the Company terminates prior to the last day of the Performance Year for any reason other than death, Disability, Retirement, or a Change in Control as defined in the Company’s 2006 Equity Incentive Plan, as amended from time to time. A Participant who terminates employment for one of the reasons described in the preceding sentence shall be eligible to receive a pro rata award, if an award is otherwise payable pursuant to Section 4, based on the number of full months elapsed in the Performance Year ending with the date the event occurred. A Participant shall not forfeit an award if the participant’s employment terminates after the end of the applicable Performance Year, but prior to the distribution of the award for such year. Notwithstanding the foregoing, in the event of a Change in Control, any payments owing to a Participant under the Plan for the year of his termination of employment shall be reduced, but not below zero, by any amount payable to the Participant as a bonus for the year of termination of employment pursuant to the Participant’s Change in Control Agreement with the Company.

(c) If a Participant dies and is subsequently entitled to receive an award under the Plan, the award shall be paid to the Participant’s estate.

6. Administration. The Plan shall be administered by the Committee. The Committee may adopt rules and regulations for carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Committee has the authority to construe and interpret the Plan, resolve any ambiguities, and make determinations with respect to the eligibility for or amount of any award. The interpretation, construction and administration of the Plan by the Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company, any successor to the Company, Participants, and any person claiming an interest through a Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

7. Rights. Participation in the Plan and the right to receive awards under the Plan shall not give a Participant any proprietary interest in the Company or any of its assets. A Participant shall for all purposes be a general creditor of the Company. The interests of a Participant cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his or her creditors. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company, or shall interfere with or restrict in any way the right of the Company to discharge a Participant at any time for any reason whatsoever, with or without cause.

8. Successors. The Plan shall be binding on the Participants and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest.

9. Amendment and Termination. The Committee may amend or terminate the Plan at any time as it deems appropriate; provided that to the extent required to meet the requirements of Code Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of Marshall & Ilsley Corporation.

10. Interpretation. If any provision of the Plan would cause the Plan to fail to meet the Code Section 162(m) requirements for performance-based compensation, then that provision of the Plan shall be deemed modified to the extent necessary to meet the requirements of Code Section 162(m).

Exhibit A

AWARD TABLE

PERFORMANCE YEAR 20

A<---------—(-)----------—B-----------—(+)-------—>C

Title	Threshold Performance Level Specified: % of Salary	Target Performance Level Specified: % of Salary	Maximum Performance Level Specified: % of Salary
Chairman	—%	—%	—%
President	—%	—%	—%
Chief Financial Officer	—%	—%	—%

During the first 90 days of each Performance Year, the Committee shall set the Performance Goals using the following process.

Award Derivations

1.	Specify performance criteria to be used as the Performance Goals for the Performance Year (i.e., one or more of Earnings per Share, Earnings, Return on Average Equity or Return on Average Assets, which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company for the purpose of determining whether an award will be payable under the Plan for the Performance Year).

2.	Identify any Participants in addition to the executive Chairman, President and Chief Financial Officer..

3.	Fix the applicable target Performance Goal for each Participant and percentage of salary. (B)

4.	Fix the threshold Performance Goal for each Participant, below which no award is payable and percentage of salary. (A)

5.	Fix maximum Performance Goal for each Participant, which results in maximum permitted award and percentage of salary. (C)

6.	If the result achieved for the Performance Year is less or greater than the goal specified in B, but greater than the goal specified in A, the percentage award payable will be determined by interpolating, as provided in the Plan, between A and B and B and C, as the case may be with C being the maximum.

Marshall & Ilsley Corporation

Voting by telephone or Internet is quick, easy and immediate. As a Marshall & Ilsley Corporation shareholder, voting your shares electronically through the Internet or by telephone eliminates the need to return the proxy card. An electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 23, 2007.

Voting by Internet

www.continentalstock.com

Have this proxy card available when accessing the above website. You will be prompted to complete an electronic ballot.

Voting by Telephone

1 (866) 894-0537

Use any touch-tone telephone to vote. Have your proxy card available and follow the instructions provided.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING

ELECTRONICALLY OR BY TELEPHONE.

Voting by Mail

Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

ê FOLD AND DETACH HERE AND READ THE REVERSE SIDE ê

PRELIMINARY COPIES
PROXY	Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.	ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below) 01. Jon F. Chait, 02. Dennis J. Kuester, 03. David J. Lubar, 04. San W. Orr, Jr., 05. Debra S. Waller, 06. George E. Wardeberg.	FOR ☐	WITHHOLD AUTHORITY ☐		3.	PROPOSAL TO APPROVE THE MARSHALL & ILSLEY CORPORATION ANNUAL EXECUTIVE INCENTIVE PLAN	FOR AGAINST ABSTAIN ☐ ☐ ☐

2.	PROPOSAL TO APPROVE AN	FOR	AGAINST	ABSTAIN	4.	PROPOSAL TO RATIFY THE	FOR AGAINST ABSTAIN
	AMENDMENT TO MARSHALL & ILSLEY CORPORATION’S RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS	☐	☐	☐		APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT THE FINANCIAL STATEMENTS OF MARSHALL & ILSLEY CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007	☐ ☐ ☐

	Label Area 4” × 1 1/2” PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval. SIGNATURE: DATE: TIME: Registered Quantity 800 Broker Quantity Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐				5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date

NOTE:	Please sign exactly as name appears hereon. When shares are held by joint owners, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

Marshall & Ilsley Corporation

2007 Annual Meeting of Shareholders

Tuesday, April 24, 2007

10:00 a.m. CST

Discovery World at Pier Wisconsin

500 North Harbor Drive

Milwaukee, Wisconsin 53202

Enjoy the convenience of Electronic Delivery!

M&I’s shareholders have the option of receiving shareholder communications, such as the Annual Report to Shareholders and Proxy Statement, electronically via the Internet instead of by mail. Electronic delivery of shareholder materials not only saves on printing and mailing costs, but also provides convenient online access to M&I’s shareholder materials. For more information, or to sign up for electronic distribution of shareholder materials, go to www.micorp.com and click Registered Shareholder Services.

ê FOLD AND DETACH HERE AND READ THE REVERSE SIDE ê

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MARSHALL & ILSLEY CORPORATION

The undersigned appoints Dennis J. Kuester and Mark F. Furlong, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Marshall & Ilsley Corporation held of record by the undersigned at the close of business on March 1, 2007 at the 2007 Annual Meeting of Shareholders of Marshall & Ilsley Corporation to be held on April 24, 2007 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)